                                                                  EXHIBIT 10(W)

                                                                  Execution Copy



                              AGREEMENT OF SUBLEASE

                                 by and between

                          TRUSTEES OF BOSTON UNIVERSITY

                                       and

                       CALBIOCHEM-NOVABIOCHEM CORPORATION

                            Dated as of July 8, 1998

                                TABLE OF CONTENTS

SECTION                                                                                            PAGE

1.       DESCRIPTION OF THE SUBLEASE PREMISES

         1.1      Sublease Premises..............................................................   1
         1.2      Appurtenant Rights.............................................................   2
         1.3      Exclusions and Reservations....................................................   2

2.       TERM OF LEASE

         2.1      Habendum.......................................................................   2
         2.2      Term Commencement Date.........................................................   3
         2.3      Option to Extend Term..........................................................   3
         2.4      Fair Market Rent...............................................................   3
         2.5      Parking........................................................................   4
         2.6      Security Deposit...............................................................   6

3.       CONSTRUCTION

         3.1      Initial Construction...........................................................   8
         3.1A     Approval and Removal...........................................................  10
         3.1B     Decommission...................................................................  11
         3.2      Preparation of Premises for Occupancy..........................................  11
         3.2A     Delay in Term Commencement Date................................................  11
         3.2B     Delay in Foundation Date.......................................................  12
         3.3      General Provisions Applicable to Construction..................................  13
         3.4      Force Majeure Delays...........................................................  13
         3.5      Tenant Delays..................................................................  13
         3.6      Access During Construction.....................................................  14
         3.7      Signage........................................................................  14

4.       USE OF THE SUBLEASE PREMISES

         4.1      Permitted Uses.................................................................  15
         4.2      Prohibited Uses................................................................  16
         4.3      Licenses and Permits...........................................................  17
         4.4      Equipment......................................................................  18
         4.5      Access.........................................................................  18
         4.6      Extra Hazardous Use............................................................  18

5.       RENT; UTILITIES

         5.1      Yearly Fixed Rent..............................................................  20
         5.2      Additional Rent................................................................  20

         5.2A     Tax and Tax Fund Payments......................................................  23
         5.3      Utilities......................................................................  25
         5.4      Interruption or Curtailment of Services........................................  26
         5.5      Payment to Mortgagee...........................................................  27
         5.6      Utility Deregulation...........................................................  27
         5.7      HVAC Services..................................................................  28
         5.8      Sublessor Services.............................................................  29
         5.9      Additional Rent................................................................  29
         5.10     Government Award or Grant......................................................  30

6.       CHANGES OR ALTERATIONS BY SUBLESSOR.....................................................  30

7.       FIXTURES, EQUIPMENT AND IMPROVEMENTS - REMOVAL BY SUBLESSEE.............................  31

8.       ALTERATIONS AND IMPROVEMENTS BY SUBLESSEE...............................................  31

9.       SUBLESSOR'S CONTRACTORS-MECHANICS' AND OTHER LIENS-STANDARD OF
         SUBLESSEE'S PERFORMANCE-
         COMPLIANCE WITH LAWS....................................................................  32

10.      REPAIRS AND SECURITY BY SUBLESSEE.......................................................  33

11.      INSURANCE, INDEMNIFICATION, EXONERATION
         AND EXCULPATION.........................................................................  34

         11.1     Insurance......................................................................  34
         11.2     Certificates of Insurance......................................................  34
         11.3     General........................................................................  34
         11.4     Property of Sublessee..........................................................  35
         11.4A    Release and Waiver of Subrogation..............................................  36
         11.5     Bursting of Pipes, etc.........................................................  36
         11.6     Repairs and Alterations-No Diminution of Rental Value..........................  36
         11.7     Sublessor's Insurance..........................................................  37

12.      ASSIGNMENT, MORTGAGING, SUBLETTING, ETC.................................................  37

13.      MISCELLANEOUS COVENANTS.................................................................  40

         13.1     Rules and Regulations..........................................................  40
         13.2     Access to Premises - Shoring...................................................  40
         13.3     Accidents to Sanitary and other Systems........................................  41
         13.4     Signs, Blinds and Drapes.......................................................  41
         13.5     Estoppel Certificate...........................................................  42
         13.6     Prohibited Items...............................................................  42
         13.7A    Requirements of Law-Fines and Penalties........................................  42

         13.7B    Structural Items...............................................................  42
         13.8     Sublessee's Acts-Effects on Insurance..........................................  43
         13.9     Authority......................................................................  43
         13.10    Miscellaneous..................................................................  43

13A.     SUBLESSOR REPRESENTATIONS...............................................................  44

14.      DAMAGE BY FIRE AND CONDEMNATION.........................................................  44

14A.     DAMAGE BY FIRE..........................................................................  44

14B.     CONDEMNATION............................................................................  46

15.      DEFAULT AND ENFORCEMENT.................................................................  47

         15.1     Conditions of Limitation-Re-entry-Termination..................................  47
         15.2     Damages-Assignment for Benefit of Creditors....................................  48
         15.3     Damages-Termination............................................................  49
         15.4     Fees and Expenses..............................................................  50
         15.5     Sublessor's Remedies Not Exclusive.............................................  50
         15.6     Grace Period...................................................................  50

16.      END OF TERM-ABANDONED PROPERTY; HOLDOVER................................................  51

17.      SUBLEASE SUBORDINATE....................................................................  52

18.      QUIET ENJOYMENT.........................................................................  52

19.      ENVIRONMENTAL INDEMNITY.................................................................  53

20.      ENTIRE AGREEMENT-WAIVER-SURRENDER.......................................................  54

         20.1     Entire Agreement...............................................................  54
         20.2     Waiver.........................................................................  55
         20.3     Surrender......................................................................  55

21.      INABILITY TO PERFORM-EXCULPATORY CLAUSE.................................................  55

22.      BILLS AND NOTICES.......................................................................  56

23.      PARTIES BOUND-SEIZING OF TITLE..........................................................  58

24.      SUBLESSEE EFFORTS REGARDING MINORITY PARTICIPATION......................................  58

25.      FIRST RIGHT OF REFUSAL..................................................................  59

26.      MISCELLANEOUS...........................................................................  59

         26.1     Separability...................................................................  59
         26.2     Captions.......................................................................  60
         26.3     Broker.........................................................................  60
         26.4     Governing Law..................................................................  60
         26.5     Time of the Essence............................................................  60
         26.6     Notice of Sublease.............................................................  60
         26.7     Relationship between Sublessor and Sublessee...................................  60
         26.8     Transfer.......................................................................  60
         26.9     Financial Capability...........................................................  60
         26.10    Notice to Mortgagee............................................................  61
         26.11    Attorneys' Fees................................................................  61
         26.12    Subordination, Non-Disturbance and Attornment Agreement........................  61

                              SCHEDULE OF EXHIBITS


Exhibit A             The Legal Description of the Lot

Exhibit A-2           Parking Facility Map

Exhibit B             Ground Floor Premises

Exhibit C             Second Floor Premises

Exhibit D             Guaranty

Exhibit E             Certificate verifying the square footage of the Sublease
                      Premises and Main Premises and Commencement Date

Exhibit F             Work Letter Agreement

Exhibit F-1           Intentionally Omitted

Exhibit F-2           Base Building Work Schedule

Exhibit G             Environmental Report

Exhibit H             First Source Agreement


                                                                  Execution Copy

                              AGREEMENT OF SUBLEASE

         This Agreement of Sublease ("Sublease") dated as of the 8th day of July, 1998 by and between Trustees of Boston University, a Massachusetts non-profit educational corporation with an address at 715 Albany Street, Boston, Massachusetts 02118 ("Sublessor") and Calbiochem-Novabiochem Corporation, a California corporation with an address at c/o CN Biosciences, Inc., 10394 Pacific Center Court, San Diego, CA 92121 ("Sublessee").

                                WITNESSETH THAT:

         WHEREAS, pursuant to an Agreement of Lease dated as of June 26, 1998 between Richard Moed and Kenneth G. Condon, as Trustees of The 650 Albany Street Medical Realty Trust, a Massachusetts nominee trust under declaration of trust dated June 24, 1998 and to be recorded with Suffolk Registry of Deeds, as Landlord ("Landlord"), and Trustees of Boston University, as Tenant (the "Main Lease"), Landlord leased to Sublessor, as Tenant, approximately 69,161.72 rentable square feet of space (the "Main Premises") located on the ground, second and third floors and a portion of another floor contained in the building to be known and numbered as 650 Albany Street, Boston, Massachusetts 02118 (Biosquare, Building "C") (the "Building"), located on a lot, the legal description of which lot is attached hereto as Exhibit A (the "Lot" or "Property"); and

         WHEREAS, Sublessor has agreed to sublease approximately 28,446 rentable square feet of the Main Premises, which space is shown on Exhibits B and C attached hereto (the "Sublease Premises"), to Sublessee on the terms stated herein; and

         WHEREAS, Sublessee has agreed to cause its parent, CN Biosciences, Inc., a Delaware corporation ("Guarantor"), to deliver to Sublessor as additional consideration for this Sublease a guaranty, the form of which is attached hereto as Exhibit D (the "Guaranty"), to Sublessor on even date herewith;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublessor and Sublessee hereby agree as follows:

1.       DESCRIPTION OF THE SUBLEASE PREMISES

         1.1 Sublease Premises. Sublessor hereby leases and demises to Sublessee and Sublessee hereby hires and takes from Sublessor the Sublease Premises. The Sublease Premises are comprised of approximately 28,446 rentable square feet of space in the Building and are described as follows:

         a. A portion of the ground floor of the Building containing approximately 16,874 rentable square feet of space as more particularly shown on a plan attached hereto as Exhibit B (the "Ground Floor Premises").

         b. A portion of the second floor of the Building containing approximately 11,572 rentable square feet of space as more particularly shown on a plan attached hereto as Exhibit C (the "Second Floor Premises").

The Ground Floor Premises and the Second Floor Premises shall be herein referred to collectively as the "Sublease Premises".

         1.2 Appurtenant Rights. Sublessee shall have, as appurtenant to the Sublease Premises, rights to use in common with Sublessor and Landlord and other occupants of the Building, subject to reasonable and uniform rules from time to time made by Landlord or Sublessor of which Sublessee is given prior written notice, those common roadways, walkways, elevators, lobbies, hallways and stairways necessary or convenient for access to that portion of the Building occupied by the Sublease Premises together with all other common areas and facilities of the Building and the Lot.

         1.3 Exclusions and Reservations. All the perimeter walls of the Sublease Premises except the inner surfaces thereof, any balconies, terraces or roofs adjacent to the Sublease Premises, and any space in or adjacent to the Sublease Premises used for shafts, stacks, pipes, conduits, wires and appurtenant fixtures, ducts, electric or other utilities, tele-communications equipment or other Building facilities, and the use thereof, as well as the right of access (which right of access shall be at reasonable times and upon reasonable notice, except in the case of emergency) through the Sublease Premises for the purpose of operation, maintenance and repair, are expressly reserved to Landlord. The rentable square footage of the Sublease Premises shall be measured according to BOMA standards and shall be confirmed and verified by the architect for the Building in consultation with Sublessee's space planner. The square footage of the Sublease Premises as determined in accordance with the foregoing sentence shall be binding on Sublessor and Sublessee. Sublessor and Sublessee agree to sign a certificate in the form attached hereto as Exhibit E verifying the square footage of the Sublease Premises, the Main Premises and the Building. Failure of either Sublessor or Sublessee to remeasure the Sublease Premises, the Main Premises and the Building on or before thirty (30) days after the Term Commencement Date (as hereinafter defined) shall be deemed a waiver by such party as to its right to remeasure and accordingly, if the parties do not remeasure the Sublease Premises, the Main Premises and the Building, the parties agree to be bound by the Sublease Premises, the Main Premises and the Building measurements as set forth herein.

2.       TERM OF LEASE

         2.1 Habendum. TO HAVE AND TO HOLD the Sublease Premises for a term of ten years commencing on the Term Commencement Date (as hereinafter defined) and ending on the day immediately prior to the tenth anniversary thereof (the "Term of this Sublease" or "Original Term"), or on such earlier date upon which said Term may expire or be cancelled or be terminated pursuant to any of the conditions of limitation or other provisions of this Sublease or pursuant to law, subject to Sublessee's options to extend said Term in accordance with the provisions of Section 2.3 (which date for the expiration, cancellation or termination of the Term hereof shall hereafter be called the "Termination Date").

         2.2 Term Commencement Date. The Term Commencement Date shall be the earlier of (a) the date on which the Sublease Premises are deemed ready for occupancy as provided in Section 3.2 or (b) the date on which Sublessee occupies all or any part of the Sublease Premises for the Permitted Uses.

         2.3 Option to Extend Term. So long as Sublessee is not, on the date upon which the Sublessee exercises the applicable extension option and at the commencement of the applicable extension period, in default under the provisions of this Sublease beyond the applicable grace period set forth herein, if any, Sublessee may extend the Term of this Sublease for two periods, each period to be five years (referred to herein as the "first extension period" and the "second extension period"), by giving notice to Sublessor of its election to extend at least twelve months in advance of the commencement of the applicable extension period. Prior to the exercise by Sublessee of either such option, the expression "Term" shall mean the original ten-year term, and after the exercise by Sublessee of any such option, the expression "Term" shall mean the Original Term as it may have then been extended. Except as otherwise hereinafter set forth, all terms and conditions of this Sublease shall remain in full force and effect with respect to such extension period. If Sublessee shall give notice of its exercise of either such option to extend in the manner and within the time period provided aforesaid, the Term shall be extended upon the giving of such notice without the requirement of any further action on the part of either Sublessor or Sublessee.

         With respect to each such extension period, (i) the Yearly Fixed Rent, as defined in Section 5.1 hereof, payable during such extension period shall be the fair market rent as of the commencement of such extension period determined in accordance with the provisions of Section 2.4 hereof, (ii) the Additional Rent, as defined in Section 5.2 hereof, payable during such extension period shall be adjusted to reflect Sublessee's pro rata share of all such Additional Rent then incurred by Sublessor in the operation and maintenance of the Building and the Lot based on the rentable square footage of the Sublease Premises in relation to the rentable square footage of the Building ("Sublessee's Proportionate Share") and (iii) Parking Rent, as defined in Section 2.5 hereof, payable during such extension period shall be the fair market rent as of the commencement of such extension period determined in accordance with the provisions of Section 2.4 hereof. In addition to the foregoing, with respect to each such extension period, Sublessee shall continue to pay Additional Rent for Taxes, as defined in Section 5.2A hereof, all utility expenses as set forth herein and any other costs and expenses set forth herein.

         2.4 Fair Market Rent. "Fair market rent" shall mean the fair market rent for the subject space as of the commencement of the period in question under market conditions then existing. Fair market rent shall be determined by agreement between Sublessor and Sublessee or their representatives, but if Sublessor and Sublessee are unable to agree upon the fair market rent at least ten months prior to the date upon which the fair market rent is to take effect, then the fair market rent shall be determined by appraisal made as hereinafter provided by a board of three reputable independent MAI certified real estate appraisers, each of whom shall have at least ten years of experience in the appraisal of research and office space in the metropolitan Boston area. Sublessee and Sublessor shall each appoint one such appraiser and the two appraisers so appointed shall appoint the third appraiser. The cost and expenses of each appraiser appointed separately by Sublessee and Sublessor shall be borne by the party who appointed the appraiser. The cost and expenses of the third appraiser shall be shared equally by Sublessee and Sublessor. Sublessor and Sublessee shall appoint their respective appraisers at least nine months prior to the commencement of the period for which fair market rent is to be determined and shall designate the appraisers so appointed by notice to the other party. The two appraisers so appointed and designated shall appoint the third appraiser at least eight months prior to the commencement of such period and shall designate such appraiser by notice to Sublessor and Sublessee. The board of three appraisers shall determine the fair market rent of the space in question as of the commencement of the period to which the fair market rent shall apply, which determination shall include the value of the Sublease Improvements (as defined in Section 3.1 hereof). The appraisers shall notify Sublessor and Sublessee of their determinations at least seven months prior to the commencement of such period. If the determinations of the fair market rent of any two or all three of the appraisers shall be identical in amount, said amount shall be deemed to be the fair market rent of the subject space. If the determinations of all three appraisers shall be different in amount, the average of the two values nearest in amount shall be deemed the fair market rent. The fair market rent of the subject space determined in accordance with the provisions of this Section shall be binding and conclusive on Sublessor and Sublessee. Notwithstanding the foregoing, if either party shall fail to appoint its appraiser within the period specified above (such party referred to hereinafter as the "failing party"), the other party may serve notice on the failing party requiring the failing party to appoint its appraiser within ten days of the giving of such notice and if the failing party shall not respond by appointment of its appraiser within said ten-day period, then the appraiser appointed by the other party shall be the sole appraiser whose determination of the fair market rent shall be binding and conclusive upon Sublessee and Sublessor.

         Judgment on the determination made under the foregoing provision may be entered in any court of competent jurisdiction pursuant to the provisions of
Section 14 of Chapter 251 of the General Laws of Massachusetts.

         Notwithstanding anything contained in this Section 2.4 or anywhere else in this Sublease to the contrary, in no event shall the Yearly Fixed Rent for any extension term be less than (a) $29.00 per rentable square foot of the Sublease Premises per annum for the first extension period or (b) $32.00 per rentable square foot of the Sublease Premises per annum for the second extension period.

         2.5 Parking. Sublessee shall be entitled to lease up to, but in no event at any time during the Term of this Sublease more than, two (2) non-reserved parking spaces in the surface parking lots and garages serving the Boston University Medical Center, as designated from time to time by Sublessor during the Term of this Sublease (the "Parking Facility"), for every 1,000 square feet of rentable square feet of Sublease Premises. The Parking Facility will be located from time to time in the cross hatched area in the Biosquare Project Area shown on the Parking Facility Map, a copy of which Parking Facility Map is attached hereto as Exhibit A-2. Sublessor shall deliver such non-reserved parking spaces to Sublessee in accordance with the terms hereof. The parking spaces may be used by Sublessee twenty-four (24) hours a day and 365/366 days a year.

         Sublessor shall use reasonable efforts to notify Sublessee in writing ("Sublessor's Notification") that it believes in good faith that the Term Commencement Date will occur approximately sixty (60) days from the date of such notification. No later than thirty (30) days after Sublessee's receipt of Sublessor's Notification, time being of the essence, Sublessee must designate in writing the number of parking spaces it elects to lease for the first year of the Term (hereinafter "the First Year leased parking spaces"). No later than ten
(10) months after the Term Commencement Date, time being of the essence, Sublessee must designate in writing the number of parking spaces it elects to lease for the remainder of the Term (hereinafter "the leased parking spaces for the remainder of the Term"), and such number of spaces shall be effective as of the first anniversary of the Term Commencement Date and shall be the number of parking spaces for the remainder of the Term except as otherwise specifically provided herein. Failure by Sublessee to make such elections in accordance with the foregoing sentences shall constitute a waiver by Sublessee to lease parking spaces. Except for particular spaces and areas designated by Landlord for reserved parking, all parking in the Parking Facility shall be on an unreserved, first-come, first-served basis. Sublessee acknowledges that Landlord shall have the right to operate the Parking Facility through the use of valet parking. Sublessee shall have the right to irrevocably relinquish parking spaces during the Term provided Sublessee gives Sublessor not less than thirty (30) days prior written notice of the number of parking spaces Sublessee elects to relinquish and the date upon which Sublessee shall irrevocably relinquish any parking space(s), which date of relinquishment shall always occur on the last day of a month.

         The lease of the parking spaces shall be on the following terms and conditions:

                a. Sublessee shall pay Sublessor market rate rent for each parking space leased by Sublessee. The initial market rate ("Parking Rent") per parking space per month for the first two lease years of the Term shall be $90.00. Commencing with the third lease year, such Parking Rent shall be adjusted to market rate rent. During each of the third, fourth and fifth lease years of the Term, any yearly increase in Parking Rent shall not be in excess of 5% of the prior lease year's Parking Rent and during lease years six through ten, any yearly increase in Parking Rent shall not be in excess of 7% of the prior lease year's Parking Rent

                b. Sublessor and Landlord shall not be responsible for money, jewelry, automobiles or other personal property lost in or stolen from the Parking Facility regardless of whether such loss or theft occurs when the Parking Facility or other areas therein are locked or otherwise secured against entry or liable for any loss, injury or damage to persons using the Parking Facility or automobiles or other property therein, it being agreed that the use of the Parking Facility and the parking spaces shall be at the sole risk of Sublessee and its employees.

                c. Sublessor and Landlord shall have the right from time to time to promulgate reasonable rules and regulations regarding the Parking Facility, the parking spaces and the use thereof, including, but not limited to, rules and regulations controlling the flow of traffic to and from various parking areas, the angle and direction of parking and the like, which rules and regulations and any additions and amendments thereto Sublessor shall use reasonable efforts to consistently apply to all users of the Parking Facility. Sublessee shall comply with and cause its employees to comply with all such rules and regulations as well as all reasonable additions and amendments thereto.

                d. Except for emergency repairs, Sublessee and its employees shall not perform any work on any automobiles while located in the Parking Facility.

                e. Landlord shall have the right to temporarily close the Parking Facility or certain areas therein in order to perform necessary repairs, maintenance and improvement to the Parking Facility.

                f. Except in connection with an approved assignment of the Sublease or an approved subletting of all or a portion of the Sublease Premises or any permitted transfer (as hereinafter defined), in accordance with the terms hereof, Sublessee shall not assign or sublease any of the parking spaces. Sublessor shall have the right to terminate this parking agreement with respect to any parking spaces that Sublessee desires to sublet or assign in violation of the foregoing sentence.

                g. Landlord may elect to provide parking cards or keys to control access to the Parking Facility. In such event, Landlord shall provide Tenant with one card or key for each parking space that Sublessee is leasing hereunder, provided that Landlord shall have the right to require Sublessee or its employees to place a reasonable deposit on such access cards or keys and to pay a reasonable fee for any lost or damaged cards or keys. Sublessee, at its sole cost and expense, may obtain extra cards and keys from Sublessor.

                h. Sublessee shall pay to Sublessor, without any set-off or deduction, all payments of Parking Rent in advance on or before the first day of each calendar month during the Term of this Sublease.

         2.6 Security Deposit. Sublessee concurrently with the execution of this Sublease has deposited with Sublessor a deposit (the "Security Deposit") in the amount of One Hundred Thirty-Seven Thousand Four Hundred Eighty-Nine and 00/100 DOLLARS

($137,489.00) (constituting two (2) months of Yearly Fixed Rent), to be held by Sublessor with interest as security for the faithful performance and observance by Sublessee of the terms, conditions and provisions of this Sublease, including without limitation the surrender of possession of the Sublease Premises to Sublessor as herein provided. If the square footage of the Sublease Premises is remeasured pursuant to Section 1.3 hereof, the Security Deposit shall be recalculated to reflect an amount equal to two (2) months of Yearly Fixed Rent. After such remeasurement, if the Security Deposit is greater than two (2) months of Yearly Fixed Rent, any such excess shall be applied to Sublessee's next payments of Yearly Fixed Rent due hereunder. After such remeasurement, if the Security Deposit is less than two (2) months of Yearly Fixed Rent, any such deficiency shall be paid by Sublessee as additional rent within thirty (30) days after the execution of the Certificate attached hereto as Exhibit E. It is agreed that in the event Sublessee defaults in respect of any of the terms, provisions and conditions of this Sublease, including, but not limited to, the payment of Yearly Fixed Rent, Parking Rent, Additional Rent, or any other additional rent, which default continues after the giving of applicable notice and the expiration of the applicable grace period set forth herein, Sublessor may apply or retain the whole or any part of the Security Deposit to the extent required for the payment of any Yearly Fixed Rent, Parking Rent and Additional Rent or any other sum as to which Sublessee is in default, which default continues after the giving of applicable notice and the expiration of the applicable grace period set forth herein, or for any sum which Sublessor may expend or may be required to expend by reason of Sublessee's default, which default continues after the giving of applicable notice and the expiration of the applicable grace period set forth herein, in respect of any of the terms, covenants and conditions of this Sublease, including but not limited to, any damages or deficiency in the reletting of the Sublease Premises, whether such damages or deficiency accrue or accrues before or after summary proceedings or other reentry by Sublessor. The Security Deposit is not to be used or applied by Sublessee as a substitute for rent due any month, but may be so applied by Sublessor in accordance with the terms of this Section 2.6. The use, application or retention of the Security Deposit, or any portion thereof, by Sublessor in accordance with the terms of this Section 2.6 shall not prevent Sublessor from exercising any other right or remedy provided by this Sublease or by law and shall not operate as a limitation on any recovery to which Sublessor may otherwise be entitled. If Sublessor applies or retains any part of the Security Deposit in accordance with the terms of this Section 2.6, Sublessee, upon written demand therefor by Sublessor, shall deposit cash with Sublessor in such amount so that Sublessor shall have the full deposit on hand at all times during the Term. If Sublessee shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Sublease, and provided there are no uncured Events of Default hereunder, the balance of the Security Deposit together with all interest and earnings thereon (which interest and earnings shall be the amount which would have been earned had the Security Deposit been invested throughout the Term in a long term CD), shall be returned to Sublessee within thirty (30) days after the expiration of the third lease year. If the Security Deposit is not returned to Sublessee in accordance with the foregoing sentence, and provided there are no uncured events of default hereunder, which default continues after the giving of applicable notice and the expiration of the applicable grace period set forth herein, the balance of the Security Deposit together with all interest and earnings thereon (which interest and earnings shall be the amount which would have been earned had the Security Deposit been invested throughout the Term in a long term

CD), shall be returned to Sublessee within thirty (30) days after the Termination Date and after delivery of the entire possession of the Sublease Premises to Sublessor.

3.       CONSTRUCTION

         3.1 Initial Construction. Sublessor shall perform or cause Landlord to perform the Base Building Work and the Sublease Improvements as described in, and in accordance with the terms, provisions and conditions of, the Work Letter Agreement attached hereto as Exhibit F (which Work Letter is hereby incorporated herein and made a part hereof). Sublessor shall provide Sublessee with a tenant allowance in the amount equal to the number of rentable square feet that comprises the Sublease Premises times $75.00 (the "Tenant Allowance"). The Tenant Allowance shall be used for those costs incurred in connection with the Sublease Improvements and approved by Sublessor (the "Approved Sublessee Costs") and shall be disbursed in accordance with the provisions of this Sublease. The allocation of cost responsibility between the Base Building Work and the Sublease Improvements shall also be set forth on Exhibit F-2 attached hereto. Approved Sublessee Costs may include the following costs: the cost of preparing the Complete Plans (as hereinafter defined) and the cost of constructing the Sublease Improvements (as hereinafter defined), including architectural, contracting and engineering fees associated with the Sublease Improvements. Sublessor shall cooperate with, and shall use reasonable efforts to cause its architect and engineer to cooperate with, Sublessee's architect and engineer in connection with the preparation of Sublessee's construction drawings and specifications for the Sublease Improvements. Sublessee shall cooperate with, and shall use reasonable efforts to cause any architects, engineers and construction consultants retained by Sublessee to cooperate with, Sublessor's contractor, engineer, architects and subcontractors in connection with the construction of the Sublease Improvements and Base Building Work (as hereinafter defined). Sublessor shall deliver to Sublessee a set of the schematic design documents (which documents shall show the core areas and structural elements of the Building) for the Base Building Work (the "Base Building Plans") on or about the fifth (5) day after the execution of this Sublease (the "Schematic Design Delivery Date"). Sublessee shall use commercially reasonable efforts to deliver to Sublessor for approval complete sets of construction drawings and specifications for the Sublease Improvements (the "Complete Plans") prepared at Sublessee's expense (subject to reimbursement out of the Tenant Allowance) by
(a) Sublessor's architect or an architect selected by Sublessee and approved by Sublessor and (b) Sublessor's engineer or an engineer selected by Sublessee and approved by Sublessor on a date which is sixty (60) days after the Schematic Design Delivery Date, but in all cases Sublessee shall deliver the Complete Plans to Sublessor on or before November 1, 1998 (the "Complete Plan Delivery Date"), time being of the essence. The Complete Plans shall include but not be limited to:

        a.      Furniture and Equipment Layout Plans

        b.      Dimensioned Partition Plans

        c.      Dimensioned Electrical and Telephone Outlet Plans

        d.      Reflected Ceiling Plans

        e.      Door and Hardware Schedules

        f. Room Finish Schedules including wall, carpet and floor tile colors

        g. Electrical, mechanical, plumbing and structural engineering plans

        h. All necessary construction details and specifications for work not otherwise specified.

Sublessor shall provide to Sublessee schematic design documents with respect to the Base Building Work promptly after the same are completed, as set forth above, as well as more detailed construction drawings and specifications (and changes to any of the foregoing) after the same are prepared.

         Sublessor and Sublessee shall initial the Complete Plans after the same have been submitted by Sublessee and approved by Sublessor as aforesaid. Provided Sublessee shall have delivered the Complete Plans to Sublessor no later than the Complete Plan Delivery Date, and in the event it should be determined by the general contractor performing the Base Building Work (the "Sublessor's Building Contractor") that a Sublease Improvement item would be less expensive to install concurrently with the Base Building Work as opposed to after the completion of the Base Building Work, and that portion of the Base Building Work has not been commenced and/or completed, Sublessor shall use reasonable efforts to cause such Sublease Improvement to be made concurrently with the Base Building Work and the cost thereof shall be deducted from the Tenant Improvement Allowance.

         Any remaining Tenant Allowance, after all items for which the Tenant Allowance was intended for have been paid in full, and provided Sublessee is not in default hereunder beyond applicable notice and cure periods provided for herein, may be used by Sublessee as follows: (i) as a rent credit; (ii) to pay for moving expenses; and (iii) to purchase fixtures and fixed equipment for the Sublease Premises which shall stay with the Premises at the end of the Term. Such remaining Tenant Allowance shall be paid to (a) Sublessee or (b) Sublessee's vendor(s) as directed in writing by Sublessee, within thirty (30) days after Sublessor's receipt of invoices (marked paid) and supporting documentation for such invoices.

         All of Sublessee's construction, installation of furnishings and equipment, and later changes or additions to the Complete Plans shall be reasonably coordinated with any work being performed by Sublessor in such manner as to maintain harmonious labor relations and not to damage the Building or the Lot or to interfere unreasonably with Building operations. Except for (i) the installation of furnishings and equipment which may be installed by various vendors, which vendors may be selected by Sublessee without approval by Sublessor provided Sublessee delivers to Sublessor written notice prior to the commencement of any such installation work specifying the name of such vendors, and (ii) the installation of telephone outlets which must be performed by the telecommunications department of Boston University Medical Center, all at Sublessee's expense, all work described in the Complete Plans (the "Sublease Improvements") shall subject to the provisions of the Work Letter be performed by the Sublessor's Building Contractor, provided the markup and fees for profit, overhead and general conditions are equal to or less than those paid for the Base Building Work, unless the Sublessor elects to competitively bid the general contract for the construction of the Sublease Improvements, and the Sublessor's Building Contractor competitively bids the subcontracts. Sublessor shall select the subcontractors based on cost, quality and availability, subject to Sublessee's reasonable approval, which approval shall not be unreasonably withheld, delayed or conditioned. In furtherance of the foregoing, Sublessee may reasonably disapprove Sublessor's selection of any particular subcontractor if the cost of the selected subcontractor is greater than 8% of the cost of the lowest bid. Sublessor shall not impose any Sublessor profit, Sublessor overhead or Sublessor supervision cost in connection with the construction of the Sublease Improvements.

         3.1A. Approval and Removal. With respect to those consent and approval rights of Sublessor set forth in Section 3.1 and 3.1A and Exhibit F hereof, Sublessor shall not unreasonably withhold, delay or condition its consent or approval so long as the Complete Plans, and/or the architect, engineer or other applicable person or entity selected by Sublessee, are consistent with the quality of the Building (including the Base Building Work), shall not delay the construction of the Base Building Work and/or the Sublease Improvements, shall not violate any applicable laws, shall maintain harmonious labor relations and shall not interfere with building operations or construction. Notwithstanding the foregoing, Sublessor shall not approve any construction, alterations, or additions (whether such construction, alterations or additions occur prior to or after the Term Commencement Date) requiring unusual expense to readapt the Sublease Premises to office, research and development and laboratory use consistent with that of other comparable buildings in Boston on the Termination Date or increasing the cost of construction, insurance or taxes on the Building or of Sublessor's services called for in this Sublease unless Sublessee first gives assurances acceptable to Sublessor that such readaptation shall be made prior to the Termination Date without expense to Sublessor and makes provisions acceptable to Sublessor for payment of any such increased costs attributable to such construction, alterations and additions. Except as otherwise provided herein, all alterations and additions shall be part of the Building except such items as by writing at the time of approval the parties agree either shall be removed by Sublessee on termination of this Sublease, or shall be removed or left at Sublessee's election.

         To the extent any furnitures, trade fixtures and equipment are paid out of Sublessee's own funds (and not paid out of any portion of the Tenant Allowance), Sublessee shall be entitled to remove such furnitures, trade fixtures and equipment prior to the Termination Date in accordance with the terms of this Sublease. With respect to any alteration or addition made to the Sublease Premises after the Term Commencement Date, which alteration or addition is made to replace, restore and/or substitute an improvement constituting a portion of the Sublease Improvements on the Term Commencement Date (or any replacement thereof), all such alterations and/or additions shall remain part of the Building on the Termination Date unless otherwise agreed to in writing by the parties hereto. If such alteration and/or addition is not any such substitute, replacement or restoration, Sublessee shall be entitled to remove such alteration or addition in accordance with the terms of this Sublease on or prior to the Termination Date. To the extent that any building systems are altered in order to accommodate any such alteration or addition, all such building systems and improvements thereto shall remain the property of Sublessor on the Termination Date.

         3.1B. Decommission. Sublessee hereby agrees to decommission the Sublease Premises prior to the Termination Date without any expense to Sublessor in accordance with all applicable laws.

         3.2 Preparation of Premises for Occupancy. Sublessor covenants and agrees to use commercially reasonable efforts to cause the Sublease Premises to be ready for occupancy on or about October 1, 1999, which date shall, however, be extended for that period of time that Sublessor is actually delayed in causing the Sublease Premises to be ready for occupancy or Base Building Work to be completed due to Tenant Delays (as hereinafter defined) and Force Majeure Delays (as hereinafter defined). The Sublease Premises shall be deemed ready for occupancy on the date on which (a) the Sublease Improvements (i) are completed in accordance with the Work Letter, (ii) are approved to the extent required by law by the building department and (iii) are ready for occupancy as certified by Sublessor's architect with the exception of minor items which can be completed without material interference with Sublessee and other items which because of the season or weather or the nature of the item are not practicable to do at the time; (b) the Building systems and the emergency generator referenced in the Work Letter Agreement (which shall be lawfully operational) are in good working order to support the operation of the Sublease Premises; (c) a certificate of occupancy (which may be temporary, conditional or otherwise) has been issued for the Sublease Premises or the Main Premises or the Building, as the case may be, and Landlord's certificate that any such certificates of occupancy delivered to Sublessee permit Sublessee to use the Sublease Premises for the Permitted Uses and (d) possession of the Sublease Premises shall be delivered to Sublessee for its exclusive use and possession, broom clean and free of construction debris and materials and any personal property that is not being leased hereunder (the "Completion Date"). If Sublessor is unable to complete construction of the Sublease Premises due to a Tenant Delay and/or Force Majeure Delay, then the Sublease Premises shall be deemed ready for occupancy on the date on which they are actually made available in accordance with the provisions of (a) - (d) above to Sublessee and Sublessee shall not be entitled to any damages as set forth below.

         To the extent that any certificate of occupancy delivered in connection with the Sublease Premises is conditional or temporary in nature, Sublessor agrees to obtain a permanent certificate of occupancy for the Building or the Sublease Premises, as the case may be, with all reasonable due diligence and in all events prior to the expiration of the temporary or conditional certificate of occupancy. During the Term, Sublessor will maintain any certificates of occupancy as they relate to the Common Areas of the Main Premises and Sublessee agrees to maintain any certificates of occupancy as they relate to the Sublease Premises.

         3.2A Delay in Term Commencement Date. In the event that the Term Commencement Date occurs later than October 1, 1999, specifically excluding any delays which are Tenant Delays or Force Majeure Delays, Sublessor shall pay to Sublessee as liquidated damages (in lieu of all other damages available to Sublessee) $20,000 for each full month that the Term Commencement Date is so delayed or a pro-rata share of $20,000 for any portion of a month that the Term Commencement Date is so delayed. The October 1, 1999 date shall be extended by a period equal to the period of Tenant Delays and Force

Majeure Delays. Sublessor and Sublessee have agreed that in the event that the Term Commencement Date is delayed beyond October 1, 1999, specifically excluding any delays which are Tenant Delays or Force Majeure Delays, the actual damages sustained by Sublessee would be uncertain in amount and difficult, if not impossible, to ascertain, with precision and that the foregoing liquidated damages are a fair and reasonable amount to be retained by Sublessee in connection with the delay in the Term Commencement Date. The foregoing remedy shall be Sublessee's sole and exclusive remedy under this Sublease, at law and in equity, for a delay in the Term Commencement Date beyond October 1, 1999 on the terms and conditions set forth above. Notwithstanding anything to the contrary contained in Section 21 of the Sublease, the obligations of Sublessor set forth in this Section 3.2A shall be recourse in an amount not to exceed $250,000.00 plus all reasonable attorneys' fees incurred by Sublessee in any enforcement action (provided such action is decided in Sublessee's favor) to collect any amounts due and owing Sublessee under this Section 3.2A.

         3.2B Delay in Foundation Date. In the event that Sublessor determines in good faith after execution and delivery of this Sublease, that Sublessor will not start construction of the Building, that is, the pouring of footings for the foundation on or before July 1, 1998, for any reason other than Tenant Delays or Force Majeure Delays, Sublessor shall notify Sublessee of such determination and Sublessee shall have the right to terminate this Sublease within seven (7) business days of receipt by Sublessee of Sublessor's notification. The July 1, 1998 date shall be extended by a day for each day of Tenant Delays and Force Majeure Delays. If Sublessee fails to notify and deliver to Sublessor in writing (the "Sublessee's Termination Notice") notice of its election to terminate this Sublease within such seven (7) business day period, Sublessee shall have waived any further rights to terminate this Sublease or any rights to liquidated damages in accordance with the provisions of this Section 3.2B. If Sublessee elects to terminate this Sublease, provided Sublessee is not in default hereunder beyond applicable notice and cure periods provided for herein and provided Sublessee notifies Sublessor of its election to terminate in accordance with the strict provisions of this Sublease, Sublessor shall pay to Sublessee within thirty (30) business days after Sublessor receives the Sublessee's Termination Notice, an amount equal to $250,000 as liquidated damages and this Sublease shall terminate upon Sublessor's receipt of Sublessee's Termination Notice except for those provisions which expressly survive the termination. Sublessor and Sublessee have agreed that in the event that Sublessor determines in good faith that the commencement of construction will not occur on or before July 1, 1998, for any reason other than Tenant Delays or Force Majeure Delays, the actual damages sustained by Sublessee would be uncertain in amount and difficult, if not impossible, to ascertain, with precision and that the foregoing liquidated damages are a fair and reasonable amount to be retained by Sublessee in connection with this delay in construction. The foregoing remedy shall be Sublessee's sole and exclusive remedy under this Sublease, at law and in equity, if the commencement of construction will not occur on or before July 1, 1998 as specifically set forth above.

         Sublessor's payment obligations under Sections 3.2A and 3.2B shall survive the termination of this Lease.

         3.3 General Provisions Applicable to Construction. All construction work required or permitted by this Sublease, (including, without limitation, the Work Letter Agreement), whether by Sublessor, Landlord or Sublessee, shall be done in a good and workmanlike manner and in compliance with all applicable laws and all lawful ordinances, regulations and orders of governmental authority and insurers of the Building. Either party may inspect the work of the other at reasonable times and promptly shall give notice of observed defects. Sublessor's obligations under Section 3.1 shall be deemed to have been performed when Sublessee commences to occupy any portion of the Sublease Premises for the Permitted Uses except for items which are incomplete or do not conform with the requirements of Section 3.1 and as to which Sublessee shall in either case have given written notice to Sublessor within sixty (60) days after the Term Commencement Date. Failure to so notify Sublessor shall be deemed a waiver by Sublessee of any incomplete or nonconforming items by Sublessor.

         3.4 Force Majeure Delays. "Force Majeure Delays" shall mean any of the following events: lack of, unusual scarcity or inability to obtain labor, supplies and materials (other than because of a lack of funds); strikes; riots; acts of God; weather and storm conditions; war; state of emergency; casualty; eminent domain; governmental laws, regulations or restrictions of any agencies, boards, authorities or the like; delays by any such agencies, boards, authorities, or the like in granting, issuing or delivering any permits, licenses, variances, approvals, consents or the like regarding the Sublease Premises, the Building and the Lot; any cause described in Section 21 hereof; and any other cause whatsoever that is beyond the reasonable control of Sublessor or Landlord (other than because of lack of funds). Except as specifically provided herein to the contrary, whenever a period of time is prescribed in this Sublease (including without limitation, the Work Letter Agreement) for the taking of any action by Sublessor, Sublessor shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to events of Force Majeure.

         3.5 Tenant Delays. Whenever a period of time is herein prescribed for the taking of any action by Sublessor during the period commencing on the execution date of this Sublease and ending on the Term Commencement Date, Sublessor shall not be responsible for or liable, and there shall be excluded from the computation of such period of time any of the following delays (a "Tenant Delay"):

                a. Sublessee's failure to furnish information or deliver plans in accordance with this Sublease including Section
                        3.1 hereof or the Work Letter Agreement or to respond to any request by Sublessor for any approval or information within any time period prescribed, or if no time period is prescribed, then within five (5) business days of such written request; or

                b. Sublessee's insistence on materials, finishes or installations that have long lead times after having first been informed by Sublessor that such materials, finishes or installations will cause a delay; or

                c. Changes in any plans and specifications requested by Sublessee that delay Sublessor in the completion of the Sublease Improvements or Base Building Work; or

                d. The performance or nonperformance by a person or entity employed by Sublessee in the completion of any work in the Sublease Premises (all such work and such persons or entities being subject to the prior approval of Sublessor); or

                e. Any request by Sublessee for changes to the Sublease Improvements that actually delay Sublessor in the completion of any of the Sublease Improvements or Base Building Work; or

                f. Any breach or default by Sublessee in the performance of Sublessee's obligations under this Sublease that delays Sublessor in the completion of any of the Sublease Improvements or Base Building Work; or

                g. Any delay resulting from Sublessee's access to the Sublease Premises or having taken possession of the Sublease Premises for any reason prior to substantial completion of the Sublease Improvements or Base Building Work. For purposes of determining the Term Commencement Date, the date of Substantial Completion shall be determined in accordance with Section 3.2.

                All of the forgoing a. through g. being a "Tenant Delay" for purposes of this Sublease.

         3.6 Access During Construction. During the construction of the Sublease Improvements, Sublessee shall have the right to enter the Sublease Premises for the purpose of inspecting the Sublease Improvements and thirty (30) days prior to the Term Commencement Date for the installation of Sublessee's equipment and trade fixtures. Notwithstanding the foregoing, any such inspection or installation shall be performed only upon reasonable prior notice to Sublessor and at reasonable times designated by Sublessor so as not to interfere with the performance of the Base Building Work and Sublease Improvements. If Sublessee's access shall interfere with the timely completion of the Base Building Work and/or Sublease Improvements, Sublessee's right to access shall be terminated immediately.

         3.7 Signage. Sublessor shall provide, at Sublessor's sole cost and expense, or shall cause Landlord, at Landlord's sole cost and expense, to provide (a) a standard building directory in the lobby of the Building listing Sublessee as a tenant and (b) Sublessee suite identification on the exterior of the Sublease Premises using building standard graphics identifying the suite number of Sublessee. Sublessee, at its sole cost and expense, shall have the right to install (1) building eyebrow signage on the exterior of the Building on the Albany Street side of the Building in a location designated by Sublessor or Landlord, the location of which shall conform to the sign standards enacted from time to time for the Building ("Building Eyebrow Signage"), upon prior reasonable written notice to Sublessor and in a manner so as not to interfere with the rights of other tenants in the Building, (2) custom signage identifying Sublessee on any full floors leased by Sublessee, provided that such signage is not visible from outside the Building (it being agreed that the ground floor being leased by Sublessee hereunder constitutes a full floor for purposes of this clause (2)) and (3) if a monument is built by Landlord, written identification on monument signage. The cost for (1), (2) and (3) may be funded out of the Tenant Improvement Allowance. Notwithstanding the foregoing, all signage installed by Sublessee shall be compatible with all design and architectural guidelines established for the Building, conform to the sign requirements for the Building as enacted from time to time for the Building, conform to all laws, ordinances and regulations including without limitation, all zoning laws and any requirements of any historic and/or Boston agencies regarding the same and shall be subject to the reasonable review and prior written approval of Sublessor. It shall be Sublessee's sole responsibility to apply for and obtain all permits, licenses and governmental approvals for the construction of any Building Eyebrow Signage and any custom signage on any full floors leased by Sublessee (Building Eyebrow Signage and custom signage being referred to collectively as the "Sublessee Signage"). Sublessee agrees to maintain all necessary licenses and permits for the Sublessee Signage and to maintain the Sublessee Signage in good order, condition and repair at Sublessee's sole cost and expense, it being understood that Landlord and Sublessor shall have absolutely no responsibility for Sublessee Signage. Sublessee shall defend, indemnify and save Landlord and Sublessor harmless in connection with the Sublessee Signage as provided for in
Section 11.3 herein. Sublessor, at no cost and expense to Sublessor, shall cooperate (and shall cause Landlord to cooperate) with Sublessee in obtaining the necessary permits, licenses and governmental approvals for Sublessee Signage. Notwithstanding anything to the contrary contained herein, Sublessee shall be free to erect any signage it desires within the Sublease Premises provided it is not visible outside of the Sublease Premises in which latter case, such signage shall require the approval of Sublessor. Sublessor may at its option require the Sublessee at or prior to the expiration of the Term to remove all Sublessee Signage and to repair any damage caused by such removal.

4.       USE OF THE SUBLEASE PREMISES

         4.1 Permitted Uses. Sublessee shall continuously (as further described) during the Term of this Sublease occupy and use the Sublease Premises solely for office, research and development, vivarium, fabrication, assembly and distribution uses in connection with the production by Sublessee of biochemical, immunological, molecular biology and other life sciences products subject to
Section 4.2(iii) hereof and for no other purpose. As further clarification to the preceding sentence, the term "continuously" shall mean continuous use of the Sublease Premises by the Sublessee or other occupants permitted under this Sublease for the Permitted Uses Monday through Friday from 9:00 A.M. to 5:00 P.M., subject to those normal periods of non-occupancy for vacations and federal and state holidays and subject further to non-occupancy of certain portions of the Sublease Premises due to the space needs of Sublessee from time to time, it being understood and agreed by Sublessee that it shall during the Term of the Sublease be responsible for the maintenance and operation responsibilities for the entire Sublease Premises set forth herein as Sublessee's responsibilities and for conveying to the general public the image and appearance of continued presence and full occupancy of the entire Sublease Premises. Service and utility areas (whether or not a part of the Sublease Premises) shall be used only for the particular purpose for which they were designated. It shall be Sublessee's full responsibility to obtain all permits and licenses to conduct the foregoing uses in the Sublessee Premises specifically excluding the certificate of occupancy (described in Section 3.2(c)), and any other certificates of occupancy (permanent or otherwise) for the Building to the extent required by law. If Sublessee shall change its use (with the permission of Sublessor) or increase the number of rodents (with the permission of Sublessor) above 5,000 rodents, Sublessee shall be responsible for obtaining for any certificate(s) of occupancy required as a result of the same.

         4.2 Prohibited Uses. Sublessee shall not use, or suffer or permit the use of, or suffer or permit anything to be done in the Sublease Premises or the Building (i) which would violate any of the covenants, agreements, terms, provisions and conditions of this Sublease, (ii) for any unlawful purposes or in any unlawful manner, or (iii) which, in the reasonable judgment of Sublessor or Landlord shall in any material respect (a) impair or tend to impair the appearance or reputation of the Building in such a manner so as to detract from the quality of conditions at the Building as compared with other comparable buildings in the Boston University Medical Campus, (b) impair or interfere with any of the Building services or the proper and economic heating, cleaning, air conditioning or other servicing of the Building, or (c) occasion discomfort, inconvenience or annoyance to any of the other tenants or occupants of the Building, whether through the transmission of noise or noxious or offensive odors or otherwise. Without limiting the generality of the foregoing, no food (except in connection with customary office vending machines, coffee service facilities and lunch room facilities set forth on the Complete Plans or other plans approved by Sublessor, provided such machines and facilities are used for and by occupants of the Sublease Premises only and their guests and further provided Sublessee pays any resulting increased costs pursuant to Section 13.8 and the other applicable provisions of this Sublease) shall be prepared or served for public or commercial consumption on or about the Sublease Premises; no intoxicating liquors or alcoholic beverages shall be sold or otherwise served to the general public on or about the Sublease Premises; no lottery tickets (even where the sale of such tickets is not illegal) shall be sold and no gambling, betting or wagering shall otherwise be permitted on or about the Sublease Premises; no loitering shall be permitted on or about the Sublease Premises; and no loading or unloading of supplies or other material to or from the Sublease Premises shall be permitted on the Lot except during such hours as the Building is customarily open for business. The Sublease Premises shall be maintained by Sublessee in a sanitary condition, kept free from noxious or offensive odors (including but not limited to rodent or other laboratory animal odors) and kept free from vermin and, except as provided herein below, rodents.

         Notwithstanding anything contained herein to the contrary, Sublessee may maintain not more than a maximum number of five thousand (5,000) rodents in the Sublease Premises at any one time during the Term provided (i) Sublessee delivers to Sublessor within thirty (30) days after the Term Commencement Date a complete report of the number of rodents and location of where the rodents will be housed, together with copies of all necessary licenses and permits, (ii) Sublessee shall comply during the Term with all applicable laws in connection with maintaining said rodents, including without limitation the laws of the US Department of Agriculture, (iii) Sublessee shall obtain all licenses and permits required to house such rodents (other then certificates of occupancy), (iv) Sublessee shall comply with all applicable density requirements regarding the housing of such rodents as required by applicable law, and (v) Sublessee shall obtain such insurance as may be reasonably required due to the laboratory use of rodents in the Sublease Premises. Sublessee shall comply with the provisions of the foregoing sentence at its sole cost and expense. Notwithstanding the foregoing, and provided Sublessee is not in default hereunder beyond notice and applicable cure periods provided for herein, Sublessee may maintain additional laboratory animals in the Sublease Premises only with Sublessor's prior written consent and approval and in compliance with all applicable laws (including without limitation laws of the US Department of Agriculture), the terms and conditions of this Sublease, and the reasonable Laboratory Animals Specifications promulgated for the Building from time to time by Landlord and Sublessor. Notwithstanding anything contained herein to the contrary, Sublessee shall in good faith consider locating any rodents or other laboratory animals (approved in accordance with the terms of the Sublease) on the second floor of the Sublease Premises; provided that Sublessee shall not have any obligation so to locate any such animals.

         Sublessee shall provide Sublessor with a list of the laboratory animals (which number of animals may not increase and which type of animals may not change without the prior written approval of Sublessor) and shall update said list from time to time as may be requested by Sublessor (but not more than three times per lease year unless any further updates are required by applicable law), within twenty (20) days after such request.

         Sublessee shall be responsible for the proper handling and disposal of all its trash, rubbish and other wastes, and for compliance with all local, state and federal laws applicable to the storage and disposal of any such wastes. Sublessee shall also provide cleaning services to the Sublease Premises according to cleaning standards generally prevailing from time to time in comparable office and research and development buildings in the City of Boston (but specifically taking into consideration the housing of rodents) and in accordance with any cleaning specifications promulgated from time to time by Landlord and Sublessor conforming to such standards.

         4.3 Licenses and Permits. If any governmental license or permit (specifically excluding the certificate of occupancy described in Section 3.2(c)) shall be required for the proper and lawful conduct of Sublessee's business, and if the failure to secure such license or permit would in any way affect Landlord or Sublessor, Sublessee, at Sublessee's expense, shall duly procure and thereafter maintain such license or permit and submit the same to inspection by Landlord or Sublessor. Sublessee, at Sublessee's expense, shall at all times comply with the terms and conditions of each such license or permit.

         4.4 Equipment. Sublessee shall at all times install, maintain and operate all equipment used or located in the Sublease Premises in accordance with manufacturers' specifications and warranties, to the extent applicable. To the extent allowed by law and to the extent allowed by said manufacturers, Sublessor shall assign or cause Landlord to assign to Sublessee any manufacturers' warranties which Sublessor or Landlord has in its possession as of the Term Commencement Date for any equipment serving exclusively the Sublease Premises.

         4.5 Access. Commencing on the Term Commencement Date, Sublessee shall have access to the Building twenty-four (24) hours per day, 365/366 days per year and during those hours that the Building is not accessible to the general public, via a security card system provided by Landlord. Sublessee agrees to use and comply with any security systems including the security card systems employed by Landlord and Sublessor from time to time during the Term of this Sublease. Sublessor shall provide or shall cause Landlord to provide a manned security desk within the lobby of the Building comparable to that of other buildings in the Boston University Medical Campus from 6:30 a.m. until 10:30 p.m. seven days per week, it being understood by Sublessee that the provision of a security desk and security card systems are no warranty, representation or guaranty by Landlord or Sublessor as to the safety or security of persons and property within the Building, the Sublease Premises or the Building. Notwithstanding the foregoing sentence, Sublessee shall be solely responsible for the security of all persons and property within the Sublease Premises and for access to the Sublease Premises including any security card system serving the Sublease Premises.

         4.6 Extra Hazardous Use. Sublessee covenants and agrees that Sublessee will not do or permit anything to be done in or upon the Sublease Premises, or bring in anything or keep anything therein, which would invalidate or be in conflict with any insurance coverage maintained by or for the Sublessor with respect to the Building as set forth in Section 11 hereof or which would increase the rate of such insurance on the Sublease Premises or on the Building above the standard rate applicable to the Sublease Premises or the Building; and Sublessee further agrees that, in the event that the Sublessee shall do any of the foregoing, Sublessee will, at Sublessor's election, cease such activity or promptly pay to Sublessor, on demand, any such increase resulting therefrom, which shall be due and payable as additional rent hereunder.

         Sublessee shall not cause or permit any Hazardous Materials (as hereinafter defined) to be used, generated, stored or disposed of on, under or about, or transported to or from, the Sublease Premises or the Building (collectively, "Hazardous Materials Activities") without first submitting to Sublessor at least forty (40) days prior to the Term Commencement Date, a complete and comprehensive Hazardous Materials Inventory Statement listing the types and quantities of all Hazardous Materials to be used, generated, stored or disposed of, on, above, under, about, or transported to or from the Sublease Premises or the Building (the "Inventory"). In addition, at least thirty (30) days prior to the commencement of each subsequent lease year during the Term of this Sublease, Sublessee shall update such Inventory by adding and/or deleting Hazardous Materials from said Inventory, as appropriate, and deliver said updated Inventory indicating all Hazardous Materials then being used or to be used, generated, stored or disposed of, on, above, under, about or transported to or from the Sublease Premises or the Building. Sublessor shall have the right to disapprove of any Hazardous Materials listed on such Inventories if Sublessor in its reasonable business judgment is of the opinion that the use, generation, storage or disposal or transportation of such Hazardous Materials will violate any applicable Regulations or will jeopardize human health, safety or the environment, which judgment of Sublessor shall be supported by Boston University's Office of Environmental Health and Safety. If Sublessor consents to any such Hazardous Materials Activities, the Sublessee shall conduct them in strict compliance (at Sublessee's expense) with all applicable Regulations (as hereinafter defined) and using all necessary and appropriate precautions to prevent any spill, discharge, release or exposure to persons or property. Sublessor shall not be liable to Sublessee for any loss, cost, expense, claims, damage or liability arising out of any Hazardous Materials Activities by Sublessee, Sublessee's employees, agents, contractors, licensees, customers or invitees, whether or not consented to by Sublessor. Sublessee shall indemnify, defend with experienced and competent counsel, and hold Sublessor harmless from and against any and all loss, costs, expenses, claims, damages or liabilities arising out of all Hazardous Materials Activities on the Sublease Premises by or at the direction of the Sublessee, whether or not consented to by Sublessor which obligation shall survive the termination of this Sublease. Sublessee shall also provide Sublessor with a copy of any Hazardous Materials inventory statement or similar document required by any applicable Regulations, and any update filed in accordance with any applicable Regulations, and shall deliver the same to Sublessor within thirty (30) days of said filing. If Sublessee's activities violate any Regulations or cause a spill, discharge, release or exposure to any persons or property in violation of applicable law, Sublessee shall cease such activities immediately. Sublessee shall immediately notify Sublessor both by telephone and in writing of any such spill, discharge, release or exposure of Hazardous Materials or of any condition constituting an "imminent hazard" under any Regulations. Sublessor and Sublessor's representatives and employees may enter the Sublease Premises at any reasonable time during the Term upon no less than twenty-four (24) hours' prior telephonic notice, accompanied by a representative of the Sublessee if one is available (except in event of emergency) to inspect the Sublessee's compliance herewith, and may disclose any spill, discharge, release, or exposure or any violation of any Regulations to any governmental agency with jurisdiction.

         Sublessee shall undertake no environmental testing of the Lot itself without Sublessor's consent, which consent may be withheld in the Sublessor's sole discretion, unless such testing is required by applicable law, in which case Sublessee shall give Sublessor prompt written notice of any applicable law or order requiring Sublessee to undertake environmental testing of the Lot, in which case, to the extent permitted under applicable law, Sublessor may always elect to undertake such environmental testing at Sublessee's cost and expense but for the benefit of Sublessee. Notwithstanding the foregoing sentence, Sublessee may undertake any environmental testing within the Sublease Premises as is required by all applicable laws provided Sublessee provides prompt reasonable advance notice to Sublessor of such testing and agrees to defend, indemnify and save Landlord and Sublessor harmless in connection with any such testing to the extent provided for in Section 19 herein. The provisions of this
Section 4.6 shall survive the expiration or earlier termination of this Sublease.

5.       RENT; UTILITIES

         5.1 Yearly Fixed Rent. Commencing with the Rent Commencement Date (as hereinafter defined), Sublessee shall pay to Sublessor, without any set-off or deduction (except as otherwise expressly provided in this Sublease), at Sublessor's office, or to such other person or at such other place as Sublessor may designate by notice to Sublessee, the Yearly Fixed Rent. The Yearly Fixed Rent shall be paid in equal monthly installments in advance on or before the first day of each calendar month during the Term of this Sublease and shall be apportioned for any fraction of a month occurring during the Term in which the Rent Commencement Date or the last day of the Term of this Sublease may fall. For purposes of this Sublease, "Yearly Fixed Rent" shall equal $29.00 per rentable square foot per annum for the first five lease years of the Term and $34.00 per rentable square foot per annum for the sixth through tenth lease years of the Term. For purposes of this Sublease, the first lease year shall include the first twelve (12) calendar months of the Term, together with any partial month at the beginning of the Term. Successive lease years shall be comprised of succeeding periods of twelve (12) calendar months. Simultaneously with the execution of this Sublease, Sublessee shall deliver to Sublessor the first monthly installment of Yearly Fixed Rent. The "Rent Commencement Date" shall be the later of (a) October 1, 1999 or (b) the Term Commencement Date.

         5.2 Additional Rent. Commencing with the Rent Commencement Date, Sublessee shall pay to Sublessor without any set-off or deduction (except as otherwise expressly provided in this Sublease), at Sublessor's office, or to such other person or at such other place as Sublessor may designate by notice to Sublessee, the Additional Rent (as defined below). The Additional Rent shall be paid in equal monthly installments in advance on or before the first day of each calendar month during the Term of this Sublease based upon a statement of Sublessor's good faith estimate of Additional Rent in respect of Operating Expenses provided by Sublessor to Sublessee at least thirty (30) days prior to the first day of each Building fiscal year (as hereinafter defined) (the "Estimated Expense Statement"). Payments of Additional Rent shall be apportioned for any fraction of a month occurring during the Term in which the Term Commencement Date or the last day of the Term of the Sublease may fall. Sublessor, in good faith, shall have the right to provide adjusted Estimated Expense Statements during any Building fiscal year and in the event Sublessor fails to provide an Estimated Expense Statement thirty (30) days prior to the commencement of any given Building fiscal year, Sublessee shall continue to pay Additional Rent based upon the immediately preceding Estimated Expense Statement until such time as Sublessor provides Sublessee with a new Estimated Expense Statement.

         Within six (6) months after the last day of each Building's fiscal year during the Term of this Sublease, Sublessor shall furnish Sublessee with a statement of actual Additional Rent for such Building fiscal year in respect of Operating Expenses certified by an officer of Sublessor (the "Actual Expense Statement"). In the event the Actual Expense Statement shows that there exists a deficiency between the Additional Rent which was due by Sublessee and the actual Additional Rent paid by Sublessee, Sublessee shall pay such deficiency to Sublessor within thirty (30) days of receipt of such Actual Expense Statement. In the event the Actual Expense Statement shows that an overpayment of Additional Rent has been made by Sublessee then Sublessor shall credit the next installments of Additional Rent due hereunder, or, in the event there is no such Additional Rent due, Sublessor shall return such overpayment to Sublessee within thirty (30) days of receipt of Sublessee's written notice requesting same.

         For purposes of this Sublease, "Operating Expenses" for any given Building fiscal year shall equal the product of (a) Sublessee's Proportionate Share (as defined in Section 2.3 hereof) times (b) all costs and expenses incurred annually by Landlord and Sublessor in the operation and maintenance of the Building and the Lot in accordance with generally accepted operational and maintenance procedures consistent with the management of comparable office and research/development buildings in the greater Boston area' that are commonly utilized by Boston University in other buildings in the Boston University Medical Campus, as determined in accordance with GAAP, including, without limiting the generality of the foregoing, all such costs and expenses in connection with (1) insurance, all insurance deductibles, license fees, security, janitorial service, landscaping, and snow removal, (2) wages, salaries, management fees, employee benefits, payroll taxes, onsite office expenses, administrative and auditing expenses, and equipment and materials for the operation, management, maintenance of the Building and Lot, (3) any capital expenditures (amortized, with interest at a rate equal to the prime rate from time to time (as published by The Wall Street Journal) plus one percent (1%), over its estimated useful life according to GAAP) made by Landlord or Sublessor for the purpose of reducing other operating expenses or complying with any governmental requirement enacted after the Term Commencement Date and any capital expenditures (amortized as set forth herein) of structural items (as defined in Section 13.7B hereof) made to comply with any governmental requirement enacted after the Term Commencement Date, (4) the furnishing of heat, air conditioning, utilities, and any other service (specifically excluding any service to the extent to which Sublessor or Landlord is entitled to special reimbursement by individual tenants and specifically excluding electricity which is separately metered or submetered and which Sublessee pays directly to the public utility providing same or to Sublessor), (5) the furnishing of the repairs and other services (excluding capital expenditures as defined pursuant to GAAP except as set forth above), and (6) data processing charges reasonably allocable to the Building.

         Notwithstanding anything to the contrary contained herein, the following shall be excluded from Additional Rent: (1) wages, salaries, or other compensation or benefits paid to any persons above the grade of Building manager (or equivalent position); (2) debt service; (3) capital expenditures (except to the extent expressly permitted under this Section 5.2)); (4) depreciation and amortization (except to the extent expressly permitted under this Section 5.2);
(5) expenses of redecorating and renovating space for new or existing tenants or for tenants renewing their leases; (6) legal and accounting fees relating to (A) disputes with occupants of the Building, or (B) disputes with purchasers, prospective purchasers, mortgages or prospective mortgagees, or (C) negotiations of leases, contracts of sale or mortgages; (7) brokerage commissions; (8) any rent under any ground or underlying lease (including, without limitation, the Main Lease); (9) any fines or penalties incurred due to violations by Landlord, Sublessor or any tenant or other occupant of the Building of any law; (10) any amount incurred to a company or other entity affiliated with Landlord or

Sublessor to the extent the same exceeds the amount which would have been incurred on a fair market basis in the absence of such affiliation; (11) any interest, fines or penalties incurred resulting from late payment by Landlord or Sublessor of any operating expense; (12) costs incurred in connection with the removal, encapsulation or other treatment of any Hazardous Materials (as defined below) not caused by Sublessee (except to the extent expressly permitted under this Section 5.2); (13) any amounts incurred for repairs or other work occasioned by fire, windstorm, or other casualty (only to the extent Sublessor is reimbursed by insurance or would have been reimbursed by insurance had Sublessor maintained the insurance it is required to maintain under this Sublease) and specifically excluding the amount of any deductibles); (14) any costs incurred for cleaning or janitorial services, utilities or other services if provided to one or more occupants of the Building but not required by this Sublease to be provided to Sublessee without separate charge; and (15) costs in respect of structural items (except as expressly set forth above).

         Provided Sublessee is not in default hereunder beyond any applicable notice and grace period, Sublessee shall have the right to inspect, copy and audit those portions of Sublessor's and Landlord's book and records with respect to Operating Expenses. Sublessee shall give Sublessor notice of the exercise of its inspection and audit right hereunder with respect to any immediately preceding Building fiscal year no later than one hundred eighty (180) days after receipt from Sublessor of the Actual Expense Statement for such Building fiscal year. Sublessor shall, within sixty (60) days of receipt of Sublessee's written request hereunder, make available or shall cause Landlord to make available such books and records. If Sublessee disputes the correctness of any Actual Expense Statement and Sublessor and Sublessee cannot resolve such dispute within thirty
(30) days after such dispute arises, then either Sublessor or Sublessee may require that such dispute be resolved by a certified public accounting firm designated by the American Arbitration Association (or any successor thereto), whose decision shall be binding on Sublessee and Sublessor and whose cost shall be paid by the nonprevailing party. If the dispute shall be determined in Sublessee's favor, then Sublessor, within thirty (30) days after the determination, shall refund to Sublessee the amount of Sublessee's overpayment of Operating Expenses. The provisions of this paragraph shall survive the expiration or earlier termination of this Sublease.

         Notwithstanding anything to the contrary contained herein, Sublessee's Proportionate Share of Additional Rent attributable to the property management fee for the Building fiscal year or any portion thereof shall not exceed $.50 per rentable square foot of the Sublease Premises for the first Building fiscal year of the Term. In any Building fiscal year after the first Building fiscal year, Sublessee's Proportionate Share of Additional Rent attributable to the property management fee shall not increase by more than 3% in any given Building fiscal year. Sublessor covenants to provide or shall cause Landlord to provide property management services to the Building consistent in quality with property management services at comparable properties in the same geographic area of Boston in which the Building is located. "Building fiscal year" shall mean each twelve month period commencing on July 1 and ending on June 30, which twelve
(12) month period may be amended from time to time by Sublessor. "First Building fiscal year" shall mean the period commencing July 1, 1999 and ending on June 30, 2000.

         5.2A Tax and Tax Fund Payments. Commencing with the Term Commencement Date, Sublessee shall pay to Sublessor as additional rent Sublessee's proportionate share (as may be adjusted as set forth below) of all real estate taxes (including, without limitation, all betterment assessments, amortized over the longest period permitted by law, all reasonable tax abatement costs, all charges in lieu of such taxes and any tax on any fixture installed in the Building (including the Sublease Premises) even if taxed as personal property) imposed against the Building and the Lot, prorated with respect to any portion of a calendar year in which the Term of this Sublease begins or ends ("Additional Rent for Taxes"). The term "real estate taxes" for the purposes hereof shall include all gross receipts or similar taxes, if any, imposed or levied upon, assessed against or measured by any Yearly Fixed Rent, Additional Rent or other sum payable hereunder, and all sales, value added, use and similar taxes, if any, at any time levied, assessed or payable on account of the leasing or use of the Sublease Premises; provided, however, that nothing contained in this Sublease shall require Sublessee to pay any franchise, corporate, estate, inheritance, succession, capital levy or transfer tax of Sublessor or Landlord, or any income, profits or revenue, gift or capital stock tax or charge upon the Yearly Fixed Rent and Additional Rent payable by Sublessee under this Sublease, or any interest or penalties or any real estate taxes (provided Sublessee is not in default in its payments of Yearly Fixed Rent and Additional Rent hereunder).

         Notwithstanding anything to the contrary set forth herein, Sublessee's proportionate share of all real estates taxes imposed against the Building and the Lot shall be recalculated from time to time during the Term of this Sublease to the extent Sublessor is successful in obtaining tax exempt status for the Property or any portion thereof and/or enters into a so called pilot agreement with the City of Boston with respect to the Property if and only if such tax exemption or pilot agreement includes the Sublease Premises. "Pilot agreement" shall mean any agreement entered into by and between Sublessor (or Landlord) and the City of Boston for payment in lieu of taxes due to the Sublessor's (or Landlord's) not-for-profit status. Any payments due under any pilot agreements shall be referred to as "pilot payments". Any recalculation of real estate taxes shall be as follows:

         The sum of:

         (a) For those uses of the Sublease Premises or portions thereof which are attributable to Sublessee's tax exempt or not-for-profit uses, Sublessee's proportionate share of real estate taxes shall be equal to the product of (i) any pilot payments for the Building or any portion thereof times (ii) the fraction, the numerator of which shall be the number of rentable square feet of Sublease Premises used for tax exempt or not-for-profit uses and the denominator of which shall be the number of rentable square feet in the Building which are the subject of the pilot agreement, and

         (b) For retail or for profit uses of the Sublease Premises, Sublessee's proportionate share of real estate taxes shall be equal to the product of (i) tax bill for the portion of the Building used for retail or for-profit uses times (ii) the fraction, the numerator of which shall be the number of rentable square feet of Sublease Premises used for retail or for-profit uses and the denominator of which shall be the number of rentable square feet in the Building used for retail or for-profit uses. Sublessor and Sublessee acknowledge that the proportionate share of real estate taxes due from Sublessee from time to time during the Term of the Sublease may be recalculated as set forth in the preceding sentences.

         Notwithstanding anything to the contrary contained herein, if different tax treatment is accorded by the taxing authorities with respect to vacant space in the Sublease Premises or different tax treatment is accorded by the taxing authorities with respect to office, retail or research and redevelopment uses in the Building or the Main Premises, as the case may be, Sublessee's proportionate share of real estate taxes shall be recalculated from time to time during the Term to reflect such different tax treatment and in all events Sublessee shall be responsible for all real estate taxes attributable to the Sublease Premises.

         To the extent that Sublessor or Landlord receives a refund or reduction with respect to real estate taxes payable by Sublessee under this Sublease after such refund or reduction is actually received by Sublessor, Sublessor, after deducting all reasonable expenses associated therewith, shall pass on to Sublessee its share of such refund or reduction. The forgoing sentence shall survive the expiration or sooner termination of this Sublease.

         Sublessee shall, with each monthly installment of Yearly Fixed Rent, make tax fund payments to Sublessor in the amount of one twelfth (1/12) of the estimated tax due. "Tax fund payments", with respect to any given fiscal year, refer to such payments as Sublessor shall reasonably determine to be sufficient to provide in the aggregate a fund adequate to pay all payments required from Sublessee pursuant to Section 5.2A for such fiscal year when they become due and payable. The term "fiscal year" shall mean the twelve month period commencing on July 1 and ending on June 30th or such twelve month period designated by the taxing authority for the City of Boston as a fiscal year from time to time. Sublessor, within thirty days after Sublessee's request for a copy of the actual tax bill (the "Tax Bill"), shall furnish Sublessee with a copy of the Tax Bill for each fiscal year during the Term of this Sublease. Tax fund payments shall be paid in equal monthly installments in advance on or before the first day of each calendar month during the Term of the Sublease based upon a statement of Sublessor's good faith estimate of Additional Rent for Taxes provided by Sublessor to Sublessee at least thirty (30) days prior to the first day of the fiscal year (the "Estimated Tax Statement"). Sublessor, in good faith, shall have the right to provide adjusted Estimated Tax Statements during any fiscal year, and in the event Sublessor fails to provide an Estimated Tax Statement thirty (30) days prior to commencement of any fiscal year, Sublessee shall continue to pay Additional Rent for Taxes based upon the immediately preceding Estimated Tax Statement until such time as Sublessor provides Sublessee with a new Estimated Tax Statement. In the event that said tax fund payments were not adequate to pay Sublessee's share of such real estate taxes for a given fiscal year, Sublessee shall pay to Sublessor the amount by which such aggregate is less than the amount of said share, such payment to be made within thirty (30) days after Sublessee's receipt of a notice from Sublessor of such amount together with the applicable Tax Bill and Sublessor's calculation of Sublessee's proportionate share of real estate taxes. Any surplus tax fund payments shall be accounted for to Sublessee after payment by Sublessor of the real estate taxes on account of which they were made, and shall be credited by Sublessor against future tax fund payments or refunded to Sublessee at Sublessee's option. The two immediately preceding sentences shall survive the expiration or sooner termination of this Sublease.

         5.3      Utilities.

                  (a) Sublessee shall be responsible for and shall pay prior to delinquency all charges for water, electricity, steam, telephone and other utilities and services rendered or supplied to the Sublease Premises. If reasonably possible, all utilities, including electricity (but specifically excluding telephone, which telephone service and lines and installation of lines shall be at Sublessee's sole cost and expense), will be separately metered and provided directly by the utility company. If not, Sublessor may submeter the Subleased Premises. In such event, the cost of the submeter and connecting the utility lines brought to the Subleased Premises to those lines installed in the Subleased Premises as part of the Base Building Work shall be paid by Sublessee to Sublessor. The foregoing costs may be deducted from the Tenant Allowance. Sublessee shall pay to Sublessor as additional rent (a) all costs and expenses of any such utilities registered by any such submeter and (b) with respect to any such utility that shall not be provided directly by the applicable utility and shall not be submetered, Sublessee's Proportionate Share of the utility expenses (which shall include costs for electrical energy not measured by any such submeter and costs for hot and cold water for ordinary cleaning, toilet, lavatory and drinking purposes, and for all Permitted Uses of Sublease and costs for gas for all Permitted Uses of Sublease) based on the rentable square footage of the Sublease Premises in relation to the rentable square footage of the Building. To the extent that Sublessee does not receive electricity, steam and other utilities (specifically excluding telephones) directly from a third-party utility provider, Sublessor shall cause such utilities to be furnished to the Sublease Premises through those building systems set forth on Exhibit F-2 hereof, twenty-four
                           (24) hours per day, seven (7) days per week.
                           Furthermore, notwithstanding anything to the contrary contained herein, the amount payable by Sublessee (on a unit cost basis) for any such utility service shall not exceed Sublessor's actual out-of-pocket cost (on a unit cost basis) of causing such utility to be furnished to the Building subject to the terms set forth herein.

                  (b) By reason of Sublessee's use of condenser water for its HVAC system, Sublessee shall also pay as additional rent to Sublessor, Sublessee's allocable share of the costs for water produced in total by the central plant of the Building. Sublessee's allocable share of such costs shall be determined by BTU or similar metering or by such other standard industrial practice as Sublessor may reasonably employ.

                  (c) Sublessee acknowledges that it is installing certain equipment that shall serve the Sublease Premises exclusively and that the electricity consumed by such equipment shall be measured by a meter or submeter. The cost of the meter or submeter and installation of the meter or submeter shall be at Sublessee's sole cost and expense. The foregoing costs may be deducted from the Tenant Allowance.

Sublessor shall not be liable in any way to Sublessee for any failure or defect in the supply or character of electrical energy furnished to the Sublease Premises by reason of any requirement, act or omission of the public utility or utility provider serving the Building with electricity unless due to the act or omission of Sublessor. Sublessee's use of electrical energy in the Sublease Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Sublease Premises as of the Term Commencement Date. Sublessee agrees that it will not make any alteration to the electrical equipment in the Sublease Premises without the prior written consent of Sublessor in each instance first obtained in accordance with the provisions of Sections 8 and 9 hereof. Sublessee, at its own expense, shall replace all light fixtures, bulbs, tubes, lamps, lenses, globes, ballasts and switches initially installed by Sublessor. If Sublessee is using a disproportionately high amount of water and/or utilities in relation to other tenants or occupants in the Building, Sublessor may assess Sublessee as additional rent charges for such excessive consumption of water and/or utilities (collectively, "Excess Utilities") if the Sublessee's use is disproportionately high. Sublessee shall pay all bills and/or invoices for Excess Utilities within thirty (30) days after receipt of a bill and/or invoice together with Sublessor's calculation of the same. Sublessor shall not charge Sublessee any mark-up for the Excess Utilities and Sublessee shall pay no more than Sublessee would pay if it received the utilities in question from the third-party provider serving the Building.

         Provided Sublessee is not in default hereunder beyond any applicable notice and grace period, Sublessee shall have the right to inspect, copy and audit those bills and/or invoices for Excess Utilities which serve as the basis for Sublessee's Excess Utility bill provided Sublessee requests such an inspection or audit within thirty (30) days after receipt from Sublessor of a bill for Excess Utilities. Sublessor shall, within thirty (30) days after receipt of Sublessee's written request hereunder, make available to Sublessee such bills and/or invoices. If an audit together with an engineering report (paid for by Sublessee and reasonably acceptable to Sublessor) indicate a disproportionately low usage, Sublessor will pay to Sublessee, within thirty
(30) days after Sublessor or Sublessee discovers that Sublessee's usage of water and/or utilities is disproportionately low ("Low Usage"), a refund that compensates Sublessee for its disproportionately low usage.

         5.4 Interruption or Curtailment of Services. Sublessor reserves the right to interrupt, curtail, stop or suspend the furnishing of services and the operation of Building systems, when necessary by reason of accident or emergency, or of repairs, alterations, replacements or improvements in the reasonable judgment of Sublessor desirable or necessary to be made, or by reason of difficulty or inability in securing supplies or labor, or of strikes, or of any other cause beyond the reasonable control of Sublessor (other than lack of funds), whether such other cause be similar or dissimilar to those herein above specifically mentioned, until said cause has been removed. Notwithstanding anything contained herein to the contrary, rent hereunder shall abate if the entire Sublease Premises are rendered untenantable for thirty (30) consecutive business days, Sublessee does not use any portion of the Sublease Premises and such interruption of services is due to Sublessor's negligence or omission or willful misconduct and not caused by Sublessee's negligence, omission or willful misconduct. Except where impossible due to emergency conditions or conditions beyond Sublessor's control (other than lack of funds), Sublessor agrees to provide to Sublessee four (4) days' advance notice of any such interruptions, curtailments, stoppages and suspensions of service or Building systems. Except as provided herein, Sublessor shall not have any responsibility or liability for any such interruption, curtailment, stoppage, or suspension of services or systems unless due to Sublessor's negligence or omission or willful misconduct, except that Sublessor shall exercise reasonable diligence to eliminate the cause of same and to minimize the effects of the same.

         5.5 Payment to Mortgagee. Sublessor reserves the right to provide in any mortgage given by it of the Main Premises that some or all rents, issues, and profits and all other amounts of every kind payable to Sublessor under this Sublease shall be paid directly to mortgagee for Sublessor's account and Sublessee covenants and agrees that it will, after receipt by it of written notice from Sublessor designating such mortgagee to whom payments are to be made by Sublessee, pay such amounts thereafter becoming due directly to such mortgagee until excused therefrom by written notice from such mortgagee.

         5.6 Utility Deregulation. To the extent permitted by law, Sublessor or Landlord shall have the right at any time and from time to time during the Term to contract for or purchase electrical service from any company or third party providing electricity services (the "Electricity Service Provider"), which contract or purchase shall in Sublessor's reasonable opinion be beneficial to the occupants of the Building or of the Boston University Medical Campus taken as a whole. Sublessee, at no cost to Sublessee, agrees to reasonably cooperate with Landlord, Sublessor and the Electricity Service Provider and at all times and, as reasonably necessary, and on reasonable advance notice, shall allow Landlord, Sublessor, and the Electricity Service Provider reasonable access to any electrical lines, feeders, risers, wiring and any other such machinery within the Sublease Premises. Landlord and Sublessor (unless due to Sublessor's negligence or omission or willful misconduct) shall not be liable or responsible for any loss, damage, or expense that Sublessee may sustain or incur by reason of any change, failure, interference, disruption or defect in the supply or character of the electric energy furnished to the Sublease Premises, or if the quantity or character of the electric energy supplied by the Electricity Service Provider is no longer available or suitable for Sublessee's requirements, and no such change, failure, defect, unavailability or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Sublessee to any abatement or diminution of rent (except as may be expressly provided herein), or relieve Sublessee from any of its obligations under the Sublease.

         5.7 HVAC Services. It is Sublessor's intention that there shall be a separate HVAC system serving each floor within the Building and accordingly, there may be one HVAC system serving the ground floor of the Sublease Premises and a separate HVAC system serving the second floor of the Sublease Premises. Sublessee hereby agrees that any such HVAC system exclusively serving the Sublease Premises (or a portion thereof) shall be maintained and repaired at the sole cost and expense of Sublessee and in such a manner so it is in good working condition during the Term and upon the expiration or sooner termination of this Sublease (provided that, notwithstanding anything to the contrary contained in this Sublease, with respect to any replacement to or of any HVAC system, exclusively serving the Sublease Premises (or a portion thereof), to the extent the cost of such replacement should be considered to be a capital expenditure under GAAP, (i) Sublessor shall make such replacement, (ii) the capital expenditure shall be amortized, with interest at the prime rate, over its estimated useful life according to GAAP and (iii) Sublessee shall reimburse Sublessor as additional rent an amount equal to the product of (x) the cost of the capital expenditure (together with interest as aforesaid) times (y) a fraction, the numerator of which shall be the number of years remaining in the Term (as it may be extended pursuant to Section 2.3 hereof) and the denominator of which shall be the number of years over which the capital expenditure shall be amortized. Any payments to be made as additional rent in the preceding clause (iii) shall be made in equal installments at the commencement of each lease year remaining in the Term (as it may be extended pursuant to Section 2.3 hereof). By way of example, if the replacement of an HVAC system exclusively serving the Sublease Premises (or a portion thereof) is $60,000 and is amortized over ten (10) years and there are three (3) lease years remaining in the Term (as it may be extended pursuant to Section 2.3 hereof), Sublessee shall pay at the commencement of each lease year remaining in the Term as additional rent $6,000 (together with interest as aforesaid). Sublessor agrees that Sublessee shall have twenty-four (24) hour per day/365(66) days per year temperature control over an HVAC system serving the Sublease Premises or a portion thereof. Temperature control for purposes of this
Section 5.7 shall be tied to the temperature control for the Building and conform to the specifications more fully set forth on Exhibit F-2 hereto. Accordingly, should Sublessee's particular use require any additional special temperature controls, Sublessee shall be responsible for installing such HVAC systems. To the extent that an HVAC System serving the Sublease Premises (or a portion thereof) serves other premises as well, Sublessee shall be billed for HVAC services for the whole of the Sublease Premises or that portion of the Sublease Premises which is served by an HVAC system also serving other premises (a "Building HVAC System") as set forth in the next succeeding sentences. To the extent a Building HVAC System serves the Sublease Premises (or a portion thereof), Landlord shall provide HVAC services to the Sublease Premises or that portion of the Sublease Premises during the hours of 8:00 A.M. to 6:00 P.M., and such HVAC services shall either be billed or assessed as additional rent based on (i) readings as recorded by the submeter or (ii) Sublessee's Proportionate Share of the HVAC services. In any event, each HVAC system serving the Sublease Premises (or any portion thereof) shall conform to the specifications therefor set forth on Exhibit F-2 hereto. Any HVAC services required by Sublessee before or after the foregoing hours through a Building HVAC System or any Excess Utilities used by Sublessee shall be at Sublessee's sole cost and expense, Sublessee hereby agreeing to pay within thirty (30) days of receipt of a bill for such Excess Utilities or such overtime HVAC services at overtime rates charged by the Building from time to time (which shall not exceed Sublessor's actual out-of-pocket cost (on a unit cost basis) of providing such HVAC service). In addition, Sublessee shall notify Sublessor and

Landlord at least 24 hours in advance of any overtime Building HVAC System HVAC services that Sublessee shall require.

5.8      Sublessor Services.

                  (a) Domestic Water. Sublessor shall furnish or cause Landlord to furnish twenty-four (24) hours per day, seven (7) days per week, hot and cold water to the Sublease Premises (and to lavatories in common areas) for ordinary cleaning, toilet, lavatory and drinking purposes (in each case, as contemplated by, and in accordance with the specifications therefor set forth on Exhibit F-2 hereof).

                  (b) Repairs and Other Services. Except as otherwise provided in Article 14, and subject to Sublessee's obligations in Article 10 and Section 5.7 or as otherwise agreed in writing by the parties hereto, Sublessor shall (a) keep and maintain in good operating condition the Building's sanitary, electrical, elevator, heating, air conditioning, ventilation, vacuum, water, sewer, plumbing, mechanical, fire safety and other systems (specifically excluding (except to the extent otherwise provided in Section 5.7 hereof) those systems used exclusively by Sublessee or individual lessees or occupants in the Building), (b) provide cleaning services to the common areas of the Building according to the cleaning standards generally prevailing in comparable research/development buildings in the City of Boston, (c) keep all driveways, roadways, walkways, if any, on the Property clean, and remove all snow therefrom and cause the Landlord to do the same with respect to the Parking Facility, and (d) provide grounds maintenance to all landscaped areas according to the standards generally prevailing in comparable research/development buildings in the City of Boston. Sublessor shall also provide to the Sublease Premises and to Sublessee, (A) twenty-four (24) hours per day, seven (7) days per week elevator service (through 2 passenger elevators) and (B) during hours of 9:00 A.M. to 5:00 P.M., Monday through Friday (excluding all federal and state and municipal holidays), use of the Building's loading docks and freight elevators subject to periods of disuse, Sublessor's maintenance obligations and Force Majeure Delays.

         5.9 Additional Rent. All payments due under this Sublease from Sublessee to Sublessor, Landlord, and/or any third party and/or provider including without limitation Additional Rent, Additional Rent for Taxes, utility expenses, Parking Rent, charges for the emergency generator as set forth in Exhibit F hereto, and all other costs and expenses incurred by or assessed against Sublessee hereunder shall constitute "additional rent" for purposes of this Sublease. Sublessee hereby agrees to pay as additional rent, Sublessee's Proportionate Share of actual out-of-pocket costs incurred for the installation, maintenance and operation by Sublessor of the emergency generator and the use by Sublessee of the emergency generator as described herein and in the Work Letter Agreement.

         5.10 Government Award or Grant. If any benefits are specifically granted or awarded to Sublessor or Sublessee by any governmental agency or other authority due to or on account of Sublessee's particular use of the Sublease Premises, Sublessee shall receive 100% of any such economic benefit attributable to its particular use (over the same time period as such economic benefit is granted to Sublessor) and any such economic benefit actually received by Sublessor shall be applied as a rent credit against Yearly Fixed Rent and Additional Rent after deducting all expenses of Sublessor incurred in the securing, administration and maintenance of such benefits (by amortizing the same over the remaining Term of the Sublease on a straight-line basis). Sublessor shall use reasonable efforts and cooperate in good faith at no additional cost or expense to Sublessor to assist Sublessee in Sublessee's efforts to obtain any such awards or grants by governmental authorities or agencies. Notwithstanding the foregoing sentences, in no event shall any loan financing, bond financing or anything in the nature thereof extended to Sublessor or Landlord in connection with the financing of the Property and Building including the Sublease Premises and/or any real estate tax abatement, pilot program or anything in the nature thereof be considered a governmental award or grant.

6.       CHANGES OR ALTERATIONS BY SUBLESSOR

         Sublessor reserves the right, exercisable by itself or its nominee, at any time and from time to time without the same constituting an actual or constructive eviction and without incurring any liability to Sublessee therefor or otherwise affecting Sublessee's obligations under this Sublease, to make such changes, alterations, additions, improvements, repairs or replacements in or to the Building (including the Sublease Premises with respect to those repairs that Sublessor is required or permitted to make pursuant to the express terms of the other provisions of this Sublease) and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, elevators, escalators, and stairways thereof, as it may reasonably deem necessary or desirable, and to change the arrangement and/or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets, or other public parts of the Building, provided, however, that except in cases of emergency, Sublessor's exercise of its rights hereunder shall (A) not compromise the security system installed by Sublessee and approved by Sublessor (if its approval is required hereunder), (B) be done after giving reasonable prior notice to Sublessee and
(C) (i) shall be done in a manner consistent with the maintenance of the Building as a good quality research/development building (by reference to other comparable research/development buildings in the Boston University Medical Campus), (ii) shall not reduce the usable floor area of the Sublease Premises and (iii) shall not (other than to a de minimis extent) adversely affect Sublessee's use of the Sublease Premises for the Permitted Uses (including, without limitation, Sublessee's access thereto). Nothing contained in this Article shall be deemed to relieve Sublessee of any duty, obligation or liability of Sublessee with respect to making or causing to be made any repair, replacement or improvement or complying with any law, order or requirement of any governmental or other authority. Neither this Sublease nor any use by Sublessee shall give Sublessee any right or easement to use, or the use of any door or any passage or any concourse connecting with any other building or to any public convenience, and the use of such doors, passages and concourses and of such conveniences may be regulated or discontinued at any time and from time to time by Landlord or Sublessor without notice to Sublessee and without affecting the obligation of Sublessee hereunder or incurring any liability to Sublessee therefor.

7.       FIXTURES, EQUIPMENT AND IMPROVEMENTS - REMOVAL BY SUBLESSEE

         Except as otherwise expressly provided in Section 3.1A hereof or this
Section 7, all fixtures, equipment, improvements and appurtenances attached to or built into the Sublease Premises prior to or during the Term, whether by Sublessor at its expense or at the expense of Sublessee (either or both) or by Sublessee shall be and remain part of the Sublease Premises and shall not be removed by Sublessee at the end of the Term unless otherwise expressly provided in this Sublease. Except as otherwise expressly provided in Section 3.1A hereof or this Section 7, where not permanently affixed to the Sublease Premises, and if furnished and installed by and at the sole expense of Sublessee (but specifically excluding all items paid for by the Tenant Allowance), all removable electrical fixtures, cables, carpets, hoods and equipment, drinking or tap water facilities, furniture, or trade fixtures or business equipment shall not be deemed to be included in such fixtures, equipment, improvements and appurtenances and may be, and upon the request of Sublessor will be, removed by Sublessee upon the condition that such removal shall not damage the Sublease Premises, the Building or any building systems serving the Sublease Premises or Building, or create an unsafe condition, and that any damage to the Sublease Premises or the Building arising from such removal shall be promptly repaired by Sublessee in a manner satisfactory to Sublessor subject to Sublessor's rights pursuant to Article 15 of this Sublease. The obligations of Sublessee under the foregoing sentence shall survive the expiration or sooner termination of this Sublease.

8.       ALTERATIONS AND IMPROVEMENTS BY SUBLESSEE

         Except as otherwise expressly provided herein, Sublessee shall make no alterations, installations, removals, additions or improvements in or to the Sublease Premises without Sublessor's prior written consent and then only by contractors or mechanics approved by Sublessor. No installations or work shall be undertaken or begun by Sublessee until Sublessor has approved written plans and specifications therefor, and no amendments or additions to such plans and specifications shall be made without prior written consent of Sublessor. Any such work, alterations, installations, removals, additions and improvements shall be done at the sole expense of Sublessee and at such times and in such manner as Sublessor may from time to time reasonably designate. If Sublessee shall make any alterations, decorations, installations, removals, additions or improvements which Sublessee may, under Article 3 or 7, remove, then Sublessor may elect, at the time of approval thereof, to require Sublessee at the expiration of this Sublease to remove the same and to deliver to Sublessor the Sublease Premises as required under Article 16.

         Notwithstanding anything contained herein to the contrary, Sublessee may make non-structural alterations without the consent of Sublessor (being alterations which do not affect the structure of the Building and/or any Building systems including the mechanical, plumbing or electrical systems serving the Building) which are less than $20,000 in any one instance, provided, however, that (a) Sublessee shall provide Sublessor with not less than thirty
(30) days prior written notice before commencing such alterations and copies of all permits necessary for such alterations, (b) said notice shall contain a certification by Sublessee that such alteration (i) is a non-structural alteration (for purposes of this Sublease) and (ii) shall not cost more than $20,000, and (c) such alterations are performed in accordance with the terms of this Sublease. All structural alterations (regardless of the cost) and all non-structural alterations costing $20,000 or more are subject to Landlord's prior written consent. With respect to those consent and approval rights of Sublessor set forth in Section 8 hereof, provided there is no default (after the expiration of all applicable notice and cure periods) under this Sublease, Sublessor shall not unreasonably withhold, delay or condition its consent or approval so long as the proposed alterations and/or the architect, engineer or other applicable persons or entities selected by Sublessee to undertake the proposed alterations, are consistent with the quality of the Building (including the Base Building Work), shall not violate any applicable laws, shall maintain harmonious labor relations and shall not interfere with the structural integrity and/or structural elements of the Building, operations and rights of other occupants and tenants within the Building or any other construction in or about the Building. In addition, Sublessee shall reimburse Sublessor for all reasonable costs incurred by Sublessor in reviewing any plans and specifications and contracts necessary to undertake such proposed alterations.

9. SUBLESSOR'S CONTRACTORS - MECHANICS' AND OTHER LIENS - STANDARD OF SUBLESSEE'S PERFORMANCE - COMPLIANCE WITH LAWS

         Whenever Sublessee shall make any alterations, decorations, installations, removals, additions or improvements or do any other work in or to the Sublease Premises, Sublessee shall strictly observe the following covenants and agreements:

         a. In no event shall any materials or equipment (other than freestanding equipment installed on or before the Term Commencement Date or after-acquired freestanding equipment with respect to which Sublessor hereby agrees to execute, and to cause Landlord to execute, a commercially reasonable form of Landlord Consent of Installation and Waiver) be incorporated in or added to the Sublease Premises in connection with any such alteration, decoration, installation, addition or improvement which is subject to any lien, charge, mortgage or other encumbrance of any kind whatsoever or is subject to any security interest or any form of title retention agreement. Any mechanic's lien filed (other than as a result of the acts or omissions of Sublessor or Landlord) against the Sublease Premises or the Building for work claimed to have been done for, or materials claimed to have been furnished to Sublessee shall be discharged by Sublessee at the expense of Sublessee, by filing the bond required by law or otherwise, upon the earlier of thirty (30) days from (i) Sublessee's knowledge of such mechanic's lien or (ii) Sublessee's receipt of notice from Sublessor of the existence of such mechanic's lien. If Sublessee fails so to discharge any such lien, Sublessor may do so at Sublessee's expense and Sublessee shall reimburse Sublessor for any expense or cost incurred by Sublessor in so doing within fifteen (15) days after rendition of a bill therefor.

         b. All installations or work done by Sublessee under this or any other Article of this Sublease shall be at its own expense (unless otherwise expressly provided) and shall at all times comply with (i) laws, rules, orders and regulations of governmental authorities having jurisdiction thereof; (ii) orders, rules and regulations of any Board of Fire Underwriters, or any other body hereafter constituted exercising similar functions, and governing insurance rating bureaus; (iii) plans and specifications, if any, prepared by and at the expense of Sublessee theretofore submitted to Sublessor for its prior written approval (subject to the provisions of Article 8).

                  Sublessee shall procure all necessary permits before undertaking any work in the Sublease Premises; do all such work in a good and workmanlike manner, employing materials of good quality and complying with all governmental requirements, and defend, save harmless, exonerate and indemnify Landlord and Sublessor from all injury, loss or damage to any person or property occasioned by or growing out of such work, (except to the extent arising out of the negligence or omission or willful misconduct of Sublessor).

10.      REPAIRS AND SECURITY BY SUBLESSEE

         Sublessee shall keep or cause to be kept all and singular the Sublease Premises neat and clean and maintain in such good repair, order and condition as the same are in on the Term Commencement Date or may be changed during the Term hereof (in accordance with the terms and conditions of this Sublease), reasonable use and wear thereof and damage by fire or casualty excepted; provided, however, that in no event shall Sublessee be required to make structural repairs or replacements or repairs or replacements to the Building systems which are expressly made by the terms of the Sublease the responsibility of the Sublessor and/or Landlord unless and to the extent such damage is caused by Sublessee. Without limiting the generality of the foregoing, Sublessee shall replace all windows with glass of the same quality whenever broken as a result of negligence or misconduct attributable to Sublessee. Sublessor shall maintain or shall cause Landlord to maintain in good repair, order and condition and according to standards generally prevailing in comparable research/development buildings in the City of Boston the structural and common elements of the Building and Lot, including those Building systems serving the Subleased Premises and/or the common areas of the Building and shall make all necessary repairs and replacements required in connection therewith.

         Subject to Sublessor's rights pursuant to Section 15.4 of the Sublease,
(a) Sublessee shall make, as and when needed as a result of misuse by, or neglect or improper conduct (including, without limitation, the placement of any weight exceeding floor load) of

Sublessee or Sublessee's servants, employees, agents, invitees or licensees, all repairs in and about the Sublease Premises necessary to preserve them in such repair, order and condition, which repairs shall be in quality and class equal to the original work, and (b) except to the extent otherwise provided in Section
5.7 hereof, Sublessee shall replace, keep and maintain in good operating condition all systems exclusively serving the Sublease Premises including any separate heating and air conditioning system serving the Sublease Premises, if any such separate system is installed, all plumbing and sewage facilities within the Sublease Premises (including all such facilities outside of the Sublease Premises, but exclusively serving the Sublease Premises), any other mechanical and electrical or other special systems and equipment wherever located if such systems and equipment were installed at Sublessee's request or serve exclusively the Sublease Premises, fixtures, interior walls, floors, ceilings and signs within Sublease Premises.

11.      INSURANCE, INDEMNIFICATION, EXONERATION AND EXCULPATION

         11.1 Insurance. Sublessee shall maintain at its sole expense (a) Comprehensive Public Liability Insurance naming Landlord, Sublessor, Sublessee and (whenever Landlord or Sublessor shall so request) any mortgagee holding a mortgage on the Sublease Premises and/or Building as additional insureds against all claims and demands for injury to or death of persons or damage to property which may be claimed to have occurred upon the Sublease Premises in amounts not less than Five Hundred Thousand Dollars ($500,000) for property damage, One Million Dollars ($1,000,000) for injury or death of one person, and Three Million Dollars ($3,000,000) for injury or death of more than one person in a single accident, and from time to time thereafter in such higher amounts, if procurable, as may be reasonably required by Landlord or Sublessor or a mortgagee or lender or any successor or replacement lenders and are customarily carried by responsible office, research and development and laboratory tenants in the City of Boston, and (b) so-called contents and improvements insurance adequately insuring all property belonging to or removable by Sublessee and situated in the Sublease Premises.

         11.2 Certificates of Insurance. Such insurance shall be effected with insurers authorized to do business in Massachusetts under valid and enforceable policies, and any such liability policies shall name Landlord, Sublessor, Sublessee and any additional parties designated by Landlord or Sublessor pursuant to Section 11.1 as the insureds or additional insureds, as their respective interests appear. Such insurance shall provide that it shall not be canceled without at least thirty (30) days' prior written notice to each insured named therein. On or before the Term Commencement Date and thereafter prior to the expiration of each expiring policy, original copies of the policies provided for in Section 11.1 issued by the respective insurers, or certificates or binders of such policies setting forth in full the provisions thereof and issued by such insurers, shall be delivered by Sublessee to Landlord and Sublessor and certificates as aforesaid of such policies shall upon request of Landlord and Sublessor be delivered by Sublessee to the holder of any mortgage affecting the Sublease Premises.

         11.3 General. Sublessee shall save Landlord and Sublessor harmless, and shall exonerate and indemnify Landlord and Sublessor, from and against any and all claims, liabilities or penalties asserted by or on behalf of any person, firm, corporation or public authority:

         a. On account of or based upon any injury to person or loss of or damage to property sustained or occurring on the Sublease Premises on account of or based upon the act, omission, fault, negligence or misconduct of any person whomsoever (other than Landlord, Sublessor or their respective agents, contractors, employees, invitees or licensees);

         b. On account of or based upon any injury to person or loss of or damage to property, sustained or occurring elsewhere (other than on the Sublease Premises) in or about the Building (and, in particular, without limiting the generality of the foregoing, on or about the elevators, stairways, public corridors, sidewalks, concourses, arcades, malls, galleries, vehicular tunnels, approaches, areaways, roof, or other appurtenances and facilities used in connection with the Building or Sublease Premises) arising out of the use or occupancy of the Building or Sublease Premises by Sublessee, or any person claiming by, through, or under Sublessee, except to the extent such injury, loss or damage arose out of or resulted from the act, omission, fault, negligence or misconduct of Landlord, Sublessor or their respective agents, contractors, employees, invitees or licensees. Sublessor hereby agrees to use reasonable efforts to give Sublessee prompt notice of any such claim after Sublessor or Landlord obtains knowledge thereof;

         c. On account of or based upon (including monies due on account of) any work or thing whatsoever done in the Sublease Premises during the Term of this Sublease performed by any person other than Landlord, Sublessor or anyone claiming by, through or under Landlord or Sublessor; and

         d. On account of or resulting from the failure of Sublessee to perform and discharge any of its covenants and obligations under this Sublease;

and, in respect of any of the foregoing items (a)-(d), from and against all costs, expenses (including reasonable attorneys' fees), and liabilities incurred in or in connection with any such claim, or any action or proceeding brought thereon; and in case of any action or proceeding brought against Landlord or Sublessor by reason of any such claim, Sublessee upon notice from Landlord or Sublessor shall at Sublessee's expense resist or defend such action or proceeding and employ counsel therefor reasonably satisfactory to Landlord or Sublessor, as the case may be, it being agreed that such counsel as may act for insurance underwriters of Sublessee engaged in such defense shall be deemed satisfactory.

         11.4 Property of Sublessee. In addition to and not in limitation to the foregoing, Sublessee covenants and agrees that all merchandise, furniture, fixtures and property of every kind, nature and description which may be in or upon the Sublease Premises or Building, in the public corridors, or on the sidewalks, areaways and approaches adjacent thereto, during the Term of this Sublease, shall be at the sole risk and hazard of Sublessee, and that if the whole or any part thereof shall be damaged, destroyed, stolen or removed from any cause or reason whatsoever, no part of said damage or loss shall be charged to, or borne by Sublessor or Landlord.

         11.4A Release and Waiver of Subrogation. Each of Sublessor and Sublessee (the "damaged party") hereby releases the other party (the "released party") from any liability to the damaged party on account of any damage to the damaged party's property arising out of any casualty or other loss included within a standard form of "all-risk" property insurance policy used in the Commonwealth of Massachusetts (or, if the coverage provided thereby is broader, the fire and casualty insurance actually carried by the damaged party), excepting, however, any damage which is the result of the fault of negligence of the released party or its employees, contractors, agents or invitees. Neither Sublessor nor Sublessee shall obtain or accept any insurance policy which would be invalidated by or would conflict with such release; except that either of the Sublessor or Sublessee shall have the right to obtain a policy of insurance that would be invalidated by or would conflict with such release (and, the release shall not apply with respect to damage covered by such a policy), if it is no longer possible for such party procuring the insurance in question to obtain a policy which would not be invalidated and would not conflict with such release, and such party so notifies the other party.

         11.5 Bursting of Pipes, etc. Neither Landlord nor Sublessor shall be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, electrical disturbance, water, rain or snow or leaks from any part of the Building or from the pipes, appliances or plumbing works or from the roof, street or sub-surface or from any other place or caused by dampness or by any other cause of whatever nature, unless caused by or due to the willful misconduct or negligence of Landlord, Sublessor or their respective agents, servants or employees; nor shall Landlord, Sublessor or their respective agents be liable for any such damage caused by other tenants or persons in the Building or caused by operations in construction of any private work or public or quasi-public work performed by any person other than Landlord, Sublessor or anyone claiming by, through or under Landlord or Sublessor; nor shall Landlord or Sublessor be liable for any latent defect in the Sublease Premises or in the Building, unless Sublessee provides Sublessor with written notice of such latent defect not more than ten (10) months after the Term Commencement Date and Sublessor fails to diligently repair it.

         11.6 Repairs and Alterations - No Diminution of Rental Value. Except as otherwise provided in this Sublease and except to the extent resulting from Sublessor's or Landlord's willful misconduct or negligence (or that of their respective agents, servants or employees), there shall be no allowance to Sublessee for diminution of rental value and no liability on the part of Sublessor by reason of inconvenience, annoyance or injury to Sublessee arising from any repairs, alterations, additions, replacements or improvements made by Sublessor, Sublessee or others in or to any portion of the Building or Sublease Premises, or in or to fixtures, appurtenances, or equipment thereof, or for failure of Landlord, Sublessor or their respective others to make any repairs, alterations, additions or improvements in or to any portion of the Building or of the Sublease Premises, or in or to the fixtures, appurtenances or equipment thereof, provided however that any such work performed by or on behalf of Sublessor shall be subject to the provisions of
Section 13.2 and Article 6.

         11.7 Sublessor's Insurance. Sublessor, throughout the Term, shall keep or cause the Landlord to keep the Building insured for the "full replacement value" thereof against loss or damage by perils customarily included under standard "all-risk" policies. In addition, throughout the Term, Sublessor shall maintain or cause the Landlord to maintain commercial general liability insurance, in respect of the Building and the Lot and the conduct or operation of business therein or thereon, with limits of not less than One Million ($1,000,000) Dollars combined single limit for bodily injury and property damage liability in any one occurrence and Three Million ($3,000,000.00) Dollars in the annual aggregate. Within thirty (30) days after request, Sublessor shall deliver to Sublessee certificates of insurance, showing that the insurance required to be maintained pursuant to the foregoing provisions of this Section 11.7 is in force. All policies may be part of any blanket policies carried by Landlord or Sublessor and shall be issued by insurers authorized to do business in Massachusetts under valid and enforceable policies.

12.      ASSIGNMENT, MORTGAGING, SUBLETTING, ETC.

         Sublessee covenants and agrees that except as otherwise expressly provided herein, neither this Sublease nor the term and estate hereby granted nor any interest herein, will be assigned, mortgaged, pledged, encumbered or otherwise transferred (whether voluntarily or by operation of law), and that neither the Sublease Premises, nor any part thereof, will be encumbered in any manner by reason of any act or omission on the part of Sublessee, or used or occupied, or permitted to be used or occupied, or utilized for any reason whatsoever, by anyone other than Sublessee, or for any use or purpose other than as permitted hereunder, or be sublet, or offered or advertised for subletting, without prior written consent of Sublessor and Landlord in every case, which consent shall not be unreasonably conditioned, withheld or delayed.

         Sublessor's consent shall not be considered unreasonably withheld, delayed or conditioned if: (1) in the event of a proposed transfer, the proposed transferee's financial condition is such that, in the reasonable judgment of Sublessor, such proposed transferee will be unable to fulfill all of its obligations under the Sublease or the sub-sublease, as applicable for the remainder of the Term or the term of the sub-sublease, as applicable; (2) the proposed transferee's business is not suitable for the Building considering the business of the other tenants and the Building's prestige or would result in a violation of an exclusive right granted to another tenant in the Building; (3) the proposed use is different than the Permitted Use; (4) the proposed transferee is a government agency or occupant of the Building; (5) Sublessee is in default after the giving of the applicable notice and the expiration of the applicable grace period set forth herein; or (6) any portion of the Building or Sublease Premises would become subject to additional or different governmental laws or regulations as consequence of the proposed transfer and/or the proposed transferee's use and occupancy of the Sublease Premises. Notwithstanding the foregoing, Sublessor will not withhold its consent solely because the proposed subtenant or assignee is an occupant of the Building if Sublessor does not have space available for lease in the Building that is comparable to the space Sublessee desires to sublet or assign and available for the length of term requested by such subtenant or assignee. Sublessee acknowledges that the foregoing is not intended to be an exclusive list of the reasons for which Sublessor may reasonably withhold its consent to a proposed transfer. Any attempted transfer in violation of the terms of this Section shall, at Sublessor's option, be void. Consent by Sublessor to one or more transfers shall not operate as a waiver of Sublessor's rights as to any subsequent transfers. In addition, Sublessee shall not, without Sublessor's consent, publicly advertise the proposed rental rate for any transfer.

         For purposes of this Sublease, transfer shall mean the assignment (collateral or otherwise), mortgage, sublease, transfer, pledge or encumbrance by Sublessee of this Sublease or any interest therein or the grant by Sublessee of any license, concession or other right of occupancy of the Sublease Premises or any portion thereof.

         If Sublessee requests Sublessor's consent to a transfer, Sublessee, together with such request for consent, shall provide Sublessor with the name of the proposed transferee and the nature of the business of the proposed transferee, the term, use, rental rate and all other material terms and conditions of the proposed transfer, including, without limitation, a copy of the proposed assignment, sublease or other contractual documents and evidence reasonably satisfactory to Sublessor that the proposed transferee is financially responsible. Notwithstanding Sublessor's agreement to act reasonably under this Section, Sublessor may, within forty-five (45) days after its receipt of all information and documentation required herein, either (1) consent to or reasonably refuse to consent to such transfer in writing; or (2) if Sublessee proposes to sublease or assign more than 1/3 of the Sublease Premises to a third-party, cancel and terminate this Lease with respect to the portion of the Sublease Premises that Sublessee proposes to assign or sublet, upon forty-five
(45) days' notice, in accordance with the recapture provisions set forth below.

         Notwithstanding the foregoing, provided Sublessee is not in default after the giving of notice and the expiration of the applicable grace period set forth herein, Sublessee shall have the right to make without Sublessor's prior written consent, but with prior written notification to Sublessor, one or more transfers to (a) a parent, subsidiary, an entity under common control with Sublessee, or division of Sublessee, (b) any entity with which or into which Sublessee may consolidate or merge, or (c) any person or entity acquiring all or substantially all of the assets of Sublessee, provided that, simultaneously with any such transfer if such transfer shall be an assignment, Sublessee shall deliver to Sublessor an agreement in form and substance reasonably satisfactory to Sublessor which contains an appropriate covenant of assumption by such transferee of all obligations arising under this Sublease from and after the effective date of such assignment; and provided further that Sublessee shall have submitted to Sublessor prior thereto financial statements or other materials reasonably satisfactory to Sublessor evidencing that such transferee has financial resources necessary to fulfill its obligations under the Sublease or the sub-sublease, as applicable. The foregoing transfers (a) - (c) shall be referred to herein as "permitted transfers".

         With respect to an assignment or sublease (specifically excluding a permitted transfer), Sublessor may have the right to recapture the portion of the Sublease Premises that Sublessee proposes to assign or sublease if Sublessee desires to sublease or assign more than one-third (1/3rd) of the Sublease Premises to a third party. Sublessor must exercise (or forego) its recapture rights within forty-five (45) days of its receipt of Sublessee's sublease/assignment notice. In order to effectuate its recapture rights, Sublessor must terminate the Sublease with respect to that portion of the Sublease Premises which it is recapturing and Sublessee shall have no further obligations with respect to that portion of the Sublease Premises which are recaptured (and there shall be a pro rata reduction in Rent based upon the rentable square footage of the recaptured portion of the Sublease Premises relative to the rentable square footage of Sublease Premises prior to recapture), except as specifically set forth herein, and Sublessee and Sublessor shall work together in order to erect, if necessary, a demising wall to separate the remainder of the Sublease Premises from that portion of the Sublease Premises which is being recaptured and to take such other steps as shall be necessary to make the portion of the Sublease Premises that is not being recaptured into a self-contained, lawfully demisable rental unit. Any costs borne by Sublessee and Sublessor in the immediately preceding sentence shall be shared 50/50 between Sublessor and Sublessee and the 50% of the costs attributable to Sublessee shall be treated as additional rent under this Sublease. Notwithstanding anything contained herein to the contrary, Sublessor shall not have any recapture right if less than one-third (1/3) of Sublease Premises is proposed to be sublet/assigned. In addition, with respect to any assignment or sublease (specifically excluding a permitted transfer), all "Excess Rents" from such sublease or assignment shall be split equally between Sublessor and Sublessee. "Excess Rents" means Sublessee's net profit from the sublease/assignment after first deducting Sublessee's costs (which are reasonable, actual, and documented with no markup) of the subleasing/assignment (including commissions, legal fees, and tenant improvement costs amortized over the entire term of the Sublease (which are reasonable, actual, and documented with no markup) required to induce the Sublessee to sublease or the assignee to accept an assignment); provided that in no event shall Excess Rents include any fair market rent or other fair market consideration (which costs shall be documented and approved by Sublessor) that the sub-sublessee/assignee pays to Sublessee with respect to Sublessee's trade fixtures or personal property. In the event Sublessor is requested to consent to an assignment of this Sublease or a subletting of the Subleased Premises, Sublessee shall pay all costs and expenses in connection with such assignment or subletting, including, without limitation, any reasonable attorneys' fees of Sublessor in connection with its review of the assignment or subletting documents, any cost of renovating, altering or decorating the Subleased Premises for a new occupancy (if Sublessee desires to do the same) and any leasing brokerage fees payable.

         Notwithstanding anything to the contrary set forth herein, if Sublessee elects to transfer fifty percent (50%) or more of the Sublease Premises, Sublessee shall have waived all rights under this Sublease to exercise the First Right of Refusal (as hereinafter defined). The foregoing waiver shall not apply to a permitted transfer except for those permitted transfers which result in a change in control of Sublessee.

         The listing of any name other than that of Sublessee, whether on the doors of the Sublease Premises or on the Building directory, or otherwise, shall not operate to vest any right or interest in this Sublease or in the Sublease Premises or be deemed to be the written consent of Sublessor mentioned in this Article, it being expressly understood that any such listing is a privilege extended by Sublessor revocable at will by written notice to Sublessee.

         If this Sublease is assigned, or if the Sublease Premises or any part thereof is sublet or occupied by anybody other than Sublessee, and Sublessee is in default hereunder beyond applicable notice and cure periods, Sublessor may at any time and from time to time, collect rent and other charges from the assignees, subtenant or occupant, and apply the net amount collected to the Rent and other charges herein reserved, but no such assignment or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as a tenant, or a release of Sublessee from the further performance of covenants on the part of Sublessee herein contained, including without limitation, Sublessee's obligation to pay the Yearly Fixed Rent and Additional Rent or a release of the Guarantor under the Guaranty. The consent by Sublessor to an assignment or subletting or occupancy shall not in any way be construed to relieve Sublessee from obtaining the express consent in writing of Sublessor to any further assignment or subletting or occupancy.

13.      MISCELLANEOUS COVENANTS

         13.1 Rules and Regulations. Sublessee and its servants, employees, agents, visitors and licensees will faithfully observe such reasonable rules and regulations as Landlord or Sublessor hereafter at any time or from time to time may make and may communicate in writing to Sublessee and which in the reasonable judgment of Landlord or Sublessor shall be necessary for the reputation, safety, care or appearance of the Building and/or Lot, the proper use of the Building (including the Sublease Premises) for vivarium purposes and research and development purposes, or the preservation of good order therein, or the operation or maintenance of the Building and/or Lot, or the equipment thereof, or the comfort of tenants or others in the Building, provided, however, that in the case of any conflict between the provisions of this Sublease and any such Rules and Regulations, the provisions of this Sublease shall control. Sublessor hereby agrees to apply the Rules and Regulations consistently as against all of Sublessor's sublessees, provided further that (a) nothing contained in this Sublease shall be construed to impose upon Landlord or Sublessor, as the case may be, any duty or obligation to enforce such Rules and Regulations or the terms, covenants or conditions in any other lease as against any other tenant and (b) Landlord or Sublessor, as the case may be, shall not be liable to Sublessee for a violation(s) of the same by any other tenant of the Building , or its respective servants, employees, agents, visitors, invitees or licensees.

         13.2 Access to Premises - Shoring. Sublessee shall, at reasonable times and upon reasonable advance notice (except in the case of an emergency): (i) permit Landlord or Sublessor to erect, use and maintain pipes, ducts and conduits in and through the Sublease Premises, provided the same does not materially reduce the floor area or materially or adversely affect the appearance thereof; (ii) with, reasonable advance oral notice except in cases of emergency, permit Landlord, Sublessor and any mortgagee and its representatives, to have free and unrestricted access to and to enter upon the Sublease Premises at all reasonable hours for the purposes of inspection or of making repairs, replacements or improvements in or to the Sublease Premises or the Building or equipment (including, without limitation, sanitary, electrical, heating, air conditioning or other systems) or of complying with all laws, orders and requirements of governmental or other authority or of exercising any right reserved to Landlord or to Sublessor by this Sublease (including the right during the progress of any such repairs, replacements or improvements or while performing work and furnishing materials in connection with compliance with any such laws, orders or requirements to take upon or through, or to keep and store within, the Sublease Premises all necessary materials, tools and equipment); and
(iii) with reasonable advance oral notice, permit Landlord or Sublessor, at reasonable times, to show the Sublease Premises during ordinary business hours to any mortgagee, prospective purchaser of any interest of Landlord or Sublessor in the Building, prospective mortgagee, or prospective assignee of any mortgage, and during the period of twelve months prior to the termination date to any person contemplating the leasing of the Sublease Premises or any part thereof. If during the last month of the Term, Sublessee shall have removed all of Sublessee's property therefrom, Sublessor may immediately enter and alter, renovate and redecorate the Sublease Premises, without elimination or abatement of Rent, or incurring liability to Sublessee for any compensation, and such acts shall have no effect upon this Sublease. If Sublessee shall not be personally present to open and permit entry into the Sublease Premises at any time when for any reason an entry therein shall be necessary or permissible, Landlord, Landlord's agents or Sublessor must nevertheless be able to gain such entry by contacting a responsible representative of Sublessee, whose name, address and telephone number shall be furnished by Sublessee. Provided that Landlord and Sublessor shall incur no additional expense thereby, Landlord and Sublessor shall exercise its rights of access to the Sublease Premises permitted under any of the terms and provisions of this Sublease in such manner as to minimize to the extent practicable interference with Sublessee's use and occupation of the Sublease Premises.

         13.3 Accidents to Sanitary and other Systems. Sublessee shall give to Sublessor promptly after it obtains knowledge thereof notice of any fire or accident in the Sublease Premises or in the Building and of any damage to, or defective condition in, any part or appurtenance of the Building's sanitary, electrical, heating and air conditioning or other systems located in, or passing through, the Sublease Premises.

         13.4 Signs, Blinds and Drapes. Except as otherwise expressly provided in this Sublease, Sublessee shall not place any signs on the exterior of the Building or on or in any window, public corridor or door visible from the exterior of the Sublease Premises without the prior written approval of Sublessor, which approval shall not be unreasonably withheld. Sublessee shall be responsible for obtaining any required sign permits for signs it erects. No blinds may be put on or in any window nor may any Building drapes or blinds be removed by Sublessee. Sublessee may hang its own drapes, provided that they shall not, without the prior written approval of Sublessor, in any way interfere with any Building drapery or blinds or be visible from the exterior of the Building.

         13.5 Estoppel Certificate. Sublessee shall at any time and from time to time upon not less than ten (10) business days' prior notice by Landlord to Sublessee or by Sublessor to Sublessee, execute, acknowledge and deliver to Landlord or to Sublessor, as the case may be, a statement in writing certifying that this Sublease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and the dates to which the Yearly Fixed Rent and Additional Rent and other charges have been paid in advance, if any, and stating whether or not to the best knowledge of the signer of such certificate Landlord or Sublessor is in default in the performance of any covenant, agreement, term, provision or condition contained in this Sublease and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant hereto may be relied upon by any prospective purchaser of any interest of Landlord or Sublessor in the Building and/or Lot, any mortgagee or prospective mortgagee, any lessee or prospective lessee thereof, any prospective assignee of any mortgage, or any other party designated by Landlord or Sublessor.

         13.6     Prohibited Items.  Intentionally Omitted.

         13.7A Requirements of Law - Fines and Penalties. Sublessee at its sole expense shall comply with all laws, rules, orders and regulations of Federal, State, County and Municipal Authorities and with any direction of any public officer or officers (collectively, "Laws" or "Regulations") which shall impose any duty upon Landlord, Sublessor or Sublessee with respect to and arising out of Sublessee's use or occupancy of the Sublease Premises to the extent that the duty to comply arises from Sublessee's particular use of the Sublease Premises (including the Permitted Uses) and the duty to comply is not applicable to the Building as a whole. Without limiting the generality of the foregoing, Sublessee shall not be required to make any structural repairs or alterations applicable to the Building as a whole. Sublessee shall have the right to contest Laws, at its sole cost and expense, provided that (a) Sublessee is not in default hereunder beyond applicable notice and cure periods at any time during such contest, (b) no lien is created upon, imposed or filed against the Sublease Premises, Building and/or Lot; and (c) no monetary obligation and/or burden is imposed upon Sublessor or Landlord. Sublessee shall reimburse and compensate Landlord and Sublessor for all expenditures made by, or damages or fines sustained or incurred by, Landlord and Sublessor due to nonperformance or noncompliance with or breach or failure to observe any term, covenant or condition of this Sublease upon Sublessee's part to be kept, observed, performed or complied with. If Sublessee receives notices of any violation of law, ordinance, order or regulation applicable to the Sublease Premises, it shall give prompt notice thereof to Landlord and Sublessor.

         13.7B Structural Items. Sublessor shall replace at its expense (except as otherwise expressly provided in Section 5.2 hereof) during the Term all structural items serving the Building in good, clean and safe repair, order and condition. Structural items shall include and be limited to the foundation, floor slabs, exterior walls, load-bearing interior walls, structural elements of the roof, steel frame, and utility lines (specifically excluding telecommunication and telephone equipment) and pipes serving but located outside of the Building.

         13.8 Sublessee's Acts - Effects on Insurance. Sublessee shall not do or permit to be done any act or thing upon the Sublease Premises or elsewhere in the Building which will invalidate or be in conflict with any insurance policies covering the Building and the fixtures and property therein described in Section
11.7 hereof and shall not do, or permit to be done, any act or thing upon the Sublease Premises which shall subject Landlord or Sublessor to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being carried out on said Sublease Premises or for any other reason. Sublessee at its own expense shall comply with all rules, orders, regulations or requirements of the Board of Fire Underwriters or any other similar body having jurisdiction which shall impose any duty upon Landlord, Sublessor or Sublessee with respect to and arising out of Sublessee's use or occupancy of the Sublease Premises to the extent that the duty to comply arises from Sublessee's particular use of the Sublease Premises (including the Permitted Uses) and the duty to comply is not applicable to the Building as a whole, and shall not (i) do, or permit anything to be done, in or upon the Sublease Premises, or bring or keep anything therein, except as now or hereafter permitted by the Fire Department, Board of Underwriters, Fire Insurance Rating Organization, or other authority having jurisdiction, and then only in such quantity and manner of storage as will not increase the rate for any insurance applicable to the Building, or (ii) use of the Sublease Premises in a manner which shall increase such insurance rates on the Building or on property located therein, over that applicable when Sublessee first took occupancy of the Sublease Premises hereunder. The foregoing shall not be deemed to prohibit use of the Sublease Premises for the Permitted Uses. If by reason of failure of Sublessee to comply with the provisions hereof the insurance rate applicable to any policy of insurance shall at any time thereafter be higher than it otherwise would be, then Sublessee shall reimburse Landlord or Sublessor, as the case may be, for that part of any insurance premiums thereafter paid by Landlord or Sublessor, as the case may be, which shall have been charged because of such failure by Sublessee.

         13.9 Authority. Sublessee warrants and represents that as of the date of this Agreement of Sublease (a) it is a duly organized California corporation, validly existing and authorized to do business in the Commonwealth of Massachusetts, (b) it has the authority to enter into and has duly executed this Agreement of Sublease, (c) the execution, performance and delivery by Sublessee of this Agreement of Sublease is within the powers of Sublessee, (d) all information provided by Sublessee to Sublessor in connection with this Agreement of Sublease is true and accurate, (e) as of the execution of this Sublease, Sublessee has not transferred (as defined in Article 12 hereof) this Sublease and (f) this Sublease is the legal, valid and binding obligation of Sublessee, enforceable against Sublessee in accordance with its terms, subject to bankruptcy, insolvency and other limitations on creditors' rights generally and to equitable principles.

         13.10 Miscellaneous. Sublessee shall not suffer or permit the Sublease Premises or any fixtures, equipment or utilities therein or serving the same, to be overloaded, damaged or defaced. Sublessee shall not permit any hole to be drilled or made in any structural part of the Sublease Premises of the Building, without the prior written consent of Sublessor, which consent shall not be unreasonably withheld.

13A.     SUBLESSOR REPRESENTATIONS.

         Sublessor warrants and represents that as of the date of this Sublease
(a) it is a validly existing non-profit educational corporation under the laws of the Commonwealth of Massachusetts, (b) it has the authority to enter into and has duly executed this Agreement of Sublease, (c) the Main Lease is in full force and effect and has a term longer than the Term (as may be extended pursuant to Section 2.3 hereof) set forth herein, (d) the Main Lease contains the entire agreement between Landlord and Sublessor with respect to the Sublease Premises, (e) Sublessor is the holder of the tenant's interest under the Main Lease, (f) Sublessor is not in and has not received notice of default under the Main Lease and to the best of Sublessor's knowledge, Landlord is not in default under the Main Lease, (g) there are no other buildings or improvements on the Property (other than the Building), (h) there are no ground or underlying leases covering all or any portion of the Building or the Property (other than the Main Lease), (i) the Property has access to a public road, (j) applicable zoning allows the Permitted Uses hereunder (or Landlord will obtain prior to the Term Commencement Date necessary zoning relief for the same), (k) the execution, performance and delivery by Sublessor of this Agreement of Sublease is within the powers of Sublessor, (l) as of the execution of this Sublease Sublessor has not mortgaged, pledged or otherwise encumbered any interest in the Main Lease and Landlord has not mortgaged, pledged or otherwise encumbered any interest in the Lot and/or Building and (m) this Sublease is the legal, valid and binding obligation of Sublessor, enforceable against Sublessor in accordance with its terms, subject to bankruptcy, insolvency and other limitations on creditors' rights generally and to equitable principles. Sublessor further covenants and agrees that (a) it will not amend the Main Lease in a manner which is adverse to Sublessee and (b) it will comply with the terms of the Main Lease.

14.      DAMAGE BY FIRE AND CONDEMNATION


14A.     DAMAGE BY FIRE

         In the event of loss of, or damage to, the Sublease Premises or the Building by fire or other casualty, the rights and obligations of the parties hereto shall be as follows:

                  (a) If the Sublease Premises, or any part thereof, shall be damaged by fire or other casualty, Sublessee shall give prompt notice thereof to Sublessor, and Sublessor, upon receiving such notice, shall proceed promptly and with due diligence, subject to Force Majeure Delays, to repair, or cause to be repaired, such damage. With respect to portions of the Building outside of the Sublease Premises that shall be damaged by fire or other casualty, Sublessor shall proceed promptly and with due diligence, subject to Force Majeure Delay, to repair, or to cause to be repaired, such damage after such damage occurs except as otherwise provided herein.

                  (b) If the Sublease Premises, or any part thereof, shall be rendered untenantable by reason of such damage, whether to the Sublease Premises or to the

Building, Yearly Fixed Rent and Additional Rent shall proportionately (i.e., based on rentable square footage) abate for that portion of the Sublease Premises which is untenantable for the period from the date of such damage to the date when such damage shall have been repaired.

                  (c) If, as a result of fire or other casualty, the whole or a substantial part of the Building is rendered untenantable, Sublessor, within ninety (90) days from the date of such fire or casualty, may terminate this Sublease by notice to Sublessee, specifying a date not less than twenty (20) nor more than forty (40) days after the giving of such notice on which the Term of this Sublease shall terminate. If Sublessor does not so elect to terminate this Sublease, then Sublessor shall proceed with diligence to repair the damage to the Sublease Premises and all facilities serving the same, and the remainder of the Main Premises which shall have occurred, and the Yearly Fixed Rent and Additional Rent shall meanwhile proportionately abate, all as provided in Paragraph (b) of this Article. Sublessor within one hundred twenty (120) days after the fire or other casualty shall notify Sublessee in writing whether or not, in its reasonable judgment, the Building and the Sublease Premises can be restored to substantially their condition prior to such damage within twelve
(12) months of the date of the casualty. If such notification shall state that such restoration cannot be so accomplished, then Sublessee may terminate this Sublease within thirty (30) days from Sublessee's receipt of such notification. Furthermore, if Sublessee does not so terminate the Sublease and if such damage is not repaired and the Sublease Premises and the remainder of the Building restored to substantially the same condition as they were prior to such damage within twelve (12) months from the date of such damage, Sublessee within thirty
(30) days from the expiration of such twelve (12) month period or from the expiration of any extension thereof by reason of Force Majeure Delays (the "Casualty Restoration Completion Date"), may terminate this Sublease by notice to Sublessor, specifying a date not more than forty-five (45) days after the giving of such notice on which the term of this Sublease shall terminate. The period within which the required repairs may be accomplished shall be extended by the number of days lost as a result of Force Majeure Delays, provided however that such period shall in no event be extended beyond six (6) months from the Casualty Restoration Completion Date. Substantial part for purposes of this
Section 14A shall mean 33 1/3 % or more of the Building.

                  If Sublessee fails to terminate in accordance within the time periods set forth herein, Sublessee shall have waived its right to terminate.

                  (d) If the Sublease Premises shall be rendered untenantable by fire or other casualty during the last year of the Term of this Sublease, Sublessor may terminate this Sublease effective as of the date of such fire or other casualty upon notice to Sublessee given within sixty (60) days after such fire or other casualty.

                  (e) With respect to Articles 14A and 14B, Sublessor shall not be required to repair or replace any of Sublessee's trade fixtures, business machinery, equipment, cabinet work, furniture, personal property or other installations or improvements not originally installed by Sublessor or otherwise required to be insured by Sublessee under the terms of this Sublease, or any damage to the Sublease Premises or Building caused by Sublessee, or any damage to the Sublease Premises or Building not covered by condemnation proceeds and no damages, compensation or claim shall be payable by Sublessor for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Sublease Premises or of the Building.

                  (f) The provisions of this Article shall be considered an express agreement governing any instance of damage or destruction of the Building or the Sublease Premises by fire or other casualty, and any law now or hereafter in force providing for such contingency in the absence of express agreement shall have no application.

                  (g) In the event of any termination of this Sublease pursuant to this Article, the Term of this Sublease shall expire as of the effective termination date as fully and completely as if such date were the date herein originally scheduled as the Termination Date; provided that Sublessor shall within thirty (30) days thereafter refund any prepaid Rent. Sublessee shall have access to the Sublease Premises for a period of thirty (30) days after the date of termination in order to remove Sublessee's personal property.

                  (h) Sublessor's architect's certificate, given in good faith, shall be deemed conclusive of the statements therein contained and binding upon Sublessee with respect to the performance and completion of any repair or restoration work undertaken by Sublessor pursuant to this Article 14A or Article 14B.

14B.     CONDEMNATION

         In the event that the whole or any substantial part of the Building shall be taken or appropriated by eminent domain or shall be condemned for any public or quasi-public use, or (by virtue of any such taking, appropriation or condemnation) shall suffer any damage (direct, indirect or consequential) for which Sublessor or Sublessee shall be entitled to compensation then (and in any such event) this Sublease and the Term hereof may be terminated at the election of Sublessor by a notice in writing of its election so to terminate which shall be given by Sublessor to Sublessee within ninety (90) days following the date on which Sublessor shall have received notice of such taking, appropriation or condemnation. In the event that a substantial part of the Sublease Premises or of the means of access thereto or of the parking areas serving the Building, if any (unless replaced without undue delay by substitute facilities within a reasonable walking distance from the Building) shall be so taken, appropriated or condemned so as to substantially interfere with the use of the Sublease Premises, then this Sublease and the term hereof may be terminated at the election of Sublessee by a notice in writing of its election so to terminate which shall be given by Sublessee to Sublessor within sixty (60) days following the date on which Sublessee shall have received notice of such taking, appropriation or condemnation. Substantial part for purposes of this Section 14B shall mean 40% or more of the Building.

                  Upon giving of any such notice of termination (either by Sublessor or Sublessee), this Lease and the Term hereof shall terminate as of the date on which Sublessee shall be required to vacate any part of the Sublease Premises or shall be deprived of a substantial part of the means of access thereto. In the event of any such termination, this

Sublease and the Term hereof shall expire as of the effective termination date as fully and completely as if such date were the date herein originally scheduled as the Termination Date. If neither party elects to terminate, Sublessor will with reasonable diligence and at Sublessor's expense, restore the remainder of the Sublease Premises and Building, or the remainder of the means of access and parking, to substantially the same condition as practicable obtained prior to such taking, appropriation or condemnation in which event a just proportion of the Yearly Fixed Rent and Additional Rent, according to the nature and extent of the taking, appropriation or condemnation and the resultant injury sustained by the Sublease Premises and the means of access thereto, shall be abated until what remains of the Sublease Premises and the means of access thereto shall have been restored as fully as may be for permanent use and occupation by Sublessee hereunder. Except for any separate award specifically reimbursing Sublessee for moving or relocation expenses and Sublessee's personal property, equipment and trade fixtures, there are expressly reserved to Sublessor all rights to compensation and damages created, accrued or accruing by reason of any such taking, appropriation or condemnation, in implementation and in confirmation of which Sublessee does hereby acknowledge that Sublessor shall be entitled to receive and retain all such compensation and damages, grants to Sublessor all and whatever rights (if any) Sublessee may have to such compensation and damages, and agrees to execute and deliver all and whatever further instruments of assignment with respect thereto as Sublessor may from time to time reasonably request. In the event of any taking of the Sublease Premises or any part thereof for temporary use, (i) this Sublease shall be and remain unaffected thereby, and (ii) Sublessee shall be entitled to receive for itself any award made for such use, provided, that if any taking is for a period extending beyond the Term of this Sublease, such award shall be apportioned between Sublessor and Sublessee as of the Termination Date.

15.      DEFAULT AND ENFORCEMENT

         15.1 Conditions of Limitation - Re-entry - Termination. This Lease and the herein term and estate are upon the condition that if:

         (a) Sublessee shall fail to perform or observe any of Sublessee's covenants herein beyond the applicable grace period set forth herein consisting of the payment when due of Yearly Fixed Rent, Additional Rent, Additional Rent for Taxes, utility expenses, Parking Rent, and/or all other additional rent; or
(b) Sublessee or Guarantor shall be involved in financial difficulties as evidenced by an admission in writing by Sublessee or Guarantor of its inability to pay its debts generally as they become due, or by the making or offering to make a composition of its debts with its creditors; or (c) Sublessee or Guarantor shall make an assignment or trust mortgage, or other conveyance or transfer of like nature, of all or a substantial part of its property for the benefit of its creditors; or (d) the leasehold hereby created shall be taken on execution or by other process of law and shall not be revested in Sublessee within sixty (60) days thereafter; or (e) a receiver, sequester, trustee or similar officer shall be appointed by a court of competent jurisdiction to take charge of all or a substantial part of Sublessee's property or Guarantor's property and such appointment shall not be vacated, revoked, terminated or stayed within sixty (60) days thereafter; or (f) any proceeding shall be instituted by or against Sublessee or Guarantor pursuant to any of the provisions of any Act of Congress or State law relating to bankruptcy, reorganization, arrangements, compositions or other relief from creditors, and, in the case of any such proceeding instituted against it or Guarantor, if Sublessee or Guarantor shall fail to have such proceeding dismissed, stayed or vacated within thirty (30) days or if Sublessee or Guarantor is adjudged bankrupt or insolvent as a result of any such proceeding; or (g) any event shall occur or any contingency shall arise whereby this Sublease, or the term and estate thereby created, would (by operation of law or otherwise) devolve upon or pass to any person, firm or corporation other than Sublessee, except as expressly permitted under Article 12 hereof; or (h) Sublessee shall fail to maintain the insurance set forth in Section 11.1 hereof; or (i) Sublessee shall grant an interest, assign, mortgage, pledge, encumber or otherwise transfer (whether voluntarily or by operation of law) the Sublease, the Sublease Premises or any portion thereof in violation of Article 12 hereof; or (j) Sublessee shall fail after five (5) business days notice to execute, acknowledge or deliver to Landlord or to Sublessor, as the case may be, the statements or estoppel certificates required in Section 13.5 hereof in addition to the time period already set forth in
Section 13.5 hereof; or (k) Sublessee shall fail to deliver the Inventory Statements pursuant to the provisions of Section 4.6 hereof within ten (10) business days after notice or Sublessee shall fail to comply with any other provisions of Section 4.6 hereof; or (l) Sublessee shall fail after (5) business days notice to deliver the agreements required by Landlord or Sublessor as set forth in Section 26.12 hereof in addition to the time period already set forth in Section 26.12 hereof; or (m) Sublessee shall fail to comply with, perform or observe any other covenant set forth herein (any of the foregoing, an "Event of Default"). Sublessor may, in a manner consistent with applicable law, immediately or at any time thereafter, without further demand or notice, enter into and upon the Sublease Premises (or any part thereof in the name of the whole), and thereupon (and without prejudice to any remedies which might otherwise be available for arrears of Rent or other charges due hereunder or preceding breach of covenant and without prejudice to Sublessee's liability for damages as hereinafter stated), upon such entry, this Sublease shall terminate. The words "re-entry" and "re-enter" as used in this Lease are not restricted to their technical legal meaning.

         15.2 Damages - Assignment for Benefit of Creditors. For the more effectual securing by Sublessor of the Yearly Fixed Rent, Additional Rent and other charges and payments reserved hereunder, it is agreed as a further condition of this Lease that if at any time Sublessee shall make an assignment of its property for the benefit of its creditors under the terms of which the debts provable by its creditors shall be debts provable against the estate of insolvent debtors either under the laws of the Commonwealth of Massachusetts or under some law or laws other than the Bankruptcy Act as now or hereafter enacted, then and in any such case the same shall constitute a breach of this Lease, and the term and estate hereby created shall terminate ipso facto, without entry or other action by Sublessor; and notwithstanding any other provisions of this Lease, Sublessor shall forthwith upon such termination, without prejudice to any remedies which might otherwise be available for arrears of Yearly Fixed Rent, Additional Rent or other charges due hereunder or preceding breach of this Lease, be ipso facto entitled to recover as liquidated damages the sum of (a) the amount by which, at the time of such termination of this Lease, (i) the aggregate of the Yearly Fixed Rent and Additional Rent projected over the period commencing with such termination and ending with the Termination Date stated in Section 2.1 exceeds (ii) the aggregate projected rental value of the Sublease Premises for such period and
(b) in view of the uncertainty of prompt re-letting and the expense entailed in re-letting the Sublease Premises, an amount equal to the Yearly Fixed Rent and Additional Rent payable for and in respect of the calendar year next preceding the date of termination, as aforesaid. Upon such termination and to the extent permitted by law, Sublessor may immediately or at any time thereafter, without demand or notice, enter into or upon the Sublease Premises (or any part thereof in the name of the whole), and (without being taken or deemed to be guilty of any manner of trespass or conversion, and without being liable to indictment, prosecution or damages thereof) may expel Sublessee and those claiming under Sublessee from the Sublease Premises and remove therefrom the effects of Sublessee and those claiming under Sublessee.

         15.3 Damages - Termination. Upon the termination of this Sublease under the provisions of this Article, and except as herein above in Section 15.2 otherwise provided, Sublessee shall pay to Sublessor the Yearly Fixed Rent and Additional Rent payable by Sublessee to Sublessor up to the time of such termination, and all unpaid interest, shall continue to be liable for any preceding breach of covenant, and in addition, shall pay to Sublessor as damages, at the election of Sublessor either:

(a) the amount by which, at the time of the termination of this Sublease (or at any time thereafter if Sublessor shall have initially elected damages under Subparagraph (b), below), (i) the aggregate of the Yearly Fixed Rent and Additional Rent projected over the period commencing with such time and ending on the originally-scheduled Termination Date as stated in Section 2.1 or Section
2.3 (discounted to net present value using a 7% discount rate) exceeds (ii) the aggregate projected fair market rental value of the Sublease Premises for such period (discounted to net present value using a 7% discount rate), or,

(b) amounts equal to the Yearly Fixed Rent and Additional Rent which would have been payable by Sublessee had this Sublease not been so terminated, payable upon the due dates therefor specified herein following such termination and until the originally-scheduled Termination Date as specified in Section 2.1, provided, however, if Sublessor shall re-let the Sublease Premises during such period, that Sublessor shall credit Sublessee with the net rents received by Sublessor from such re-letting, such net rents to be determined by first deducting from the gross rents as and when received by Sublessor from such re-letting the expenses incurred or paid by Sublessor in terminating this Sublease, as well as the expenses of reletting, including altering and preparing the Sublease Premises for new tenants, brokers' commissions, and all other similar and dissimilar expense properly chargeable against the Sublease Premises and the rental therefrom, it being understood that any such re-letting may be for a period equal to or shorter or longer than the remaining term of this Sublease; and provided, further, that (i) in no event shall Sublessee be entitled to receive any excess of such net rents over the sums payable by Sublessee to Sublessor hereunder and (ii) in no event shall Sublessee be entitled in any suit for the collection of damages pursuant to this Subparagraph (b) to a credit in respect of any net rents from a re-letting except to the extent that such net rents are actually received by Sublessor prior to the commencement of such suit. If the Sublease Premises or any part thereof should be re-let in combination with other space, then proper apportionment on a square foot area basis shall be made of the Yearly

Fixed Rent and Additional Rent received from such re-letting and of the expenses of re-letting.

         Suit(s) for the recovery of such damages, or any installments thereof, may be brought by Sublessor from time to time at its election, and nothing contained herein shall be deemed to require Sublessor to postpone suit until the date when the Term of this Sublease would have expired it if it had not been terminated hereunder.

         Nothing herein contained shall be construed as limiting or precluding the recovery by Sublessor against Sublessee of any sums or damages to which, in addition to the damages particularly provided above, Sublessor may lawfully be entitled by reason of any default hereunder on the part of Sublessee.

         15.4 Fees and Expenses. If Sublessee shall default in the performance of any covenant on Sublessee's part to be performed as in this Sublease contained, Sublessor may immediately, or at any time thereafter, subject (except in case of emergency) to notice and expiration of any applicable grace period which may be contained herein, perform the same for the account of Sublessee. If Sublessor at any time is compelled to pay or elects to pay any sum of money, or do any act which will require the payment of any sum or money, by reason of the failure of Sublessee to comply with any provision hereof, or if Sublessor is compelled to or does incur any expense, including, without limitation, reasonable attorneys' fees, in instituting, prosecuting and/or defending any action or proceeding instituted by reason of any default of Sublessee hereunder beyond notice and the applicable cure period, Sublessee shall on demand pay to Sublessor by way of reimbursement the sum or sums so paid by Sublessor with all interest, costs and damages. Without limiting the generality of the foregoing, any Yearly Fixed Rent and Additional Rent which is more than ten days in arrears shall bear interest from the due date at the rate of 18% per annum.

         15.5 Sublessor's Remedies Not Exclusive. The specified remedies to which Sublessor may resort hereunder are cumulative and are not intended to be exclusive of any remedies or means of redress to which Sublessor may at any time be lawfully entitled, and Sublessor may invoke any remedy (including, without limitation, the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for.

         15.6 Grace Period. Notwithstanding anything to the contrary in this Article contained, Sublessor agrees not to take any action to terminate this Sublease and Sublessee shall not be deemed in default under this Sublease (except as otherwise set forth in Section 15.4 in cases of emergency) (a) in the case of default by Sublessee as set forth in Section 15.1(a) in the payment when due of Yearly Fixed Rent, Additional Rent, Additional Rent for Taxes, utility expenses, Parking Rent, and/or all other additional rent, if Sublessee shall cure such default within ten (10) days after written notice thereof given by Sublessor to Sublessee, or (b) in the case of default by Sublessee in the performance of any covenant as set forth in Section 15.1(m), if Sublessee shall cure such default within a period of thirty (30) days after written notice thereof given by Sublessor to Sublessee (except where the nature of the default is such that remedial action should appropriately take place sooner, as indicated in such written notice), or with respect to covenants other than to pay a sum of money within such additional period as may reasonably be required to cure such default if (because of governmental restrictions or any other cause beyond the reasonable control of Sublessee) the default is of such a nature that it cannot be cured within such thirty (30) day period, provided, however, that there shall be no extension of time beyond such thirty (30) day period for the curing of any such default unless, not more than ten days after the receipt of the notice of default, Sublessee in writing (i) shall specify the cause on account of which the default cannot be cured during such period and shall advise Sublessor of its intention to institute all steps necessary to cure the default and (ii) shall as soon as may be reasonable duly institute and thereafter diligently prosecute to completion all steps necessary to cure such default. All other defaults as set forth in Section 15.1 shall have only those notice and cure periods, if any, as set forth in Section 15.1 hereof. Notwithstanding anything to the contrary contained herein, Sublessor shall not be required to give more than two (2) notices of monetary default in the payment of Yearly Fixed Rent, Additional Rent, Additional Rent for Taxes, utility expenses, Parking Rent, and/or all other additional rent, in any lease year; thereafter any such monetary default shall be automatic without the need for further notice.

16.      END OF TERM - ABANDONED PROPERTY; HOLDOVER

         Upon the expiration or other termination of the Term of this Sublease, Sublessee shall peaceably quit and surrender to Sublessor the Sublease Premises and all alterations and additions thereto which Sublessee is not entitled or required to remove under the provisions of this Sublease, broom-clean, in good order, repair and condition (to the extent of Sublessee's repair and maintenance obligations under this Sublease) excepting only reasonable use and wear and tear and damage by fire or other casualty for which, under other provisions of this Sublease, Sublessee has no responsibility of repair or restoration. Sublessee's obligation to observe or perform this covenant shall survive the expiration or other termination of the Term of this Sublease. If the last day of the Term of this Sublease or any renewal thereof falls on a day other than a Business Day, this Sublease shall expire on the Business Day immediately preceding.

         Any personal property in which Sublessee has an interest which shall remain in the Building or on the Sublease Premises after the expiration or termination of the Term of this Sublease shall be conclusively deemed to have been abandoned, and may be disposed of in such manner as Sublessor may see fit. Notwithstanding the foregoing, Sublessee will, upon request of Sublessor made not later than 30 days after the expiration or termination of the Term hereof, promptly remove from the Building any personal property or, if any part thereof shall be sold, then Sublessor may receive and retain the proceeds of such sale and apply the same, at its option, against the expenses of the sale, the cost of moving and storage, any arrears of Rent payable hereunder by Sublessee to Sublessor and any damages to which Sublessor may be entitled under Article 15 hereof or pursuant to law, with the balance if any, to be paid to Sublessee.

         In the event of holding over by Sublessee after expiration or other termination of this Sublease, occupancy of the Sublease Premises subsequent to such termination or expiration shall be that of a tenancy at sufferance and in no event for month-to-month or year-to-year, but Sublessee shall, throughout the entire holdover period, be subject to all the terms and provisions of this Sublease and shall pay for its use and occupancy an amount (on a per diem basis) equal to the sum of one hundred fifty percent (150%) of the Yearly Fixed Rent and one hundred percent (100%) of the actual Additional Rent during the holdover period, provided if such holding over continues for more than thirty (30) days, effective as of the thirty-first
(31st) day, the amount of such holdover rental shall increase to the sum of two hundred percent (200%) of the Yearly Fixed Rent and one hundred percent (100%) of the actual Additional Rent during the holdover period and in no event shall such holdover rental be less than the fair market rental for the Sublease Premises. No holding over by Sublessee or payments of money by Sublessee to Sublessor after the expiration of the term of this Sublease shall be construed to extend the Term or prevent Sublessor for recovery of immediate possession of the Sublease Premises by summary proceedings or otherwise. In addition to the obligation to pay the amounts set forth above during any such holdover period, Sublessee also shall be liable to Sublessor for all damage, including any consequential damage, which Sublessor may suffer by reason of any holding over by Sublessee, and Sublessee shall indemnify Sublessor against any and all claims made by any other tenant or prospective tenant against Sublessor for delay by Sublessor in delivering possession of the Sublease Premises to such other tenant or prospective tenant.

17. SUBLEASE SUBORDINATE; SUBORDINATION TO AND INCORPORATION OF TERMS OF MAIN LEASE

         (a) This Sublease shall be subject and subordinate to any mortgage now or hereafter placed on the Main Premises, or any portions thereof or interest therein, provided, however, that Sublessor shall obtain a subordination, non-disturbance and attornment agreement pursuant to Section 26.12 for the benefit of Sublessee. This Section 17 shall be self-operative and no further instrument of subordination shall be required.

         (b) Subject to the provisions of Sections 17 and 26.12, this Sublease is in all respects subject and subordinate to the matters to which the Main Lease is or shall be subordinate.

18.      QUIET ENJOYMENT

         Sublessor covenants that if, and so long as there is no uncured default and so long as, Sublessee keeps and performs in accordance with the terms and provisions of this Sublease each and every covenant, agreement, term, provision and condition herein contained on the part and on behalf of Sublessee to be kept and performed, Sublessee shall quietly and peaceably have, hold, occupy and enjoy the Sublease Premises at all times during the Term of this Sublease from and against the claims of all persons claiming by, through or under Sublessor subject, nevertheless, to the covenants, agreements, terms, provision and conditions of this Sublease.

         Without incurring any liability to Sublessee, Sublessor may (subject to applicable restrictions imposed upon Sublessee as a consequence of its dealings with federal governmental agencies, so long as Sublessor shall have been given prior notice thereof) permit access to the Sublease Premises and open the same, whether or not Sublease shall be present, upon any demand of any receiver, trustee, assignee for the benefit of creditors, sheriff, marshal or court officer entitled to, or reasonably purporting to be entitled to, such access for the purpose of taking possession of, or removing Sublessee's property or for any other lawful purpose (but this provision and any action by Sublessor hereunder shall not be deemed a recognition by Sublessor that the person or official making such demand has any right or interest in or to this Sublease, or in or to the Sublease Premises), or upon demand of any representative of the fire, police, building, sanitation or other department of the city, county, state or federal governments.

19.      ENVIRONMENTAL INDEMNITY

         (a) Notwithstanding anything to the contrary contained in this Lease, Sublessor agrees to indemnify, defend and hold harmless Sublessee, its parents, subsidiaries and affiliates and their respective officers, directors, shareholders and employees, from and against any and all liabilities, losses, damages, suits, actions, causes of action, costs, expenses (including without limitation reasonable attorneys' fees and disbursements and court costs), penalties, fines, demands, judgements, claims or liens (including without limitation claims or liens imposed under any so-called "Superfund" or other environmental legislation) arising from or in connection with (i) the presence of those Hazardous Materials (as hereinafter defined) existing at the time of or prior to the execution date of this Sublease (the "existing Hazardous Materials"), and/or (ii) the generation, handling, treatment, storage, disposal, release or discharge of Hazardous Materials on, at, under, or adjacent to the Sublease Premises, Building or Property by or at the direction of the Sublessor.

         (b) Notwithstanding anything to the contrary contained in this Lease, Sublessee agrees to indemnify, defend and hold harmless Sublessor, Landlord, and their respective parent, subsidiaries and affiliates, and their respective officers, directors, shareholders and employees, from and against any and all liabilities, losses, damages, suits, actions causes of action, costs, expenses (including without limitation reasonable attorneys' fees and disbursements and court costs), penalties, fines, demands, judgements, claims or liens (including without limitation claims or liens imposed under any so-called "Superfund" or other environmental legislation) arising from or in connection with the generation, handling, treatment, storage, disposal, release or discharge of Hazardous Materials which are stored, generated or otherwise brought onto, under, at or adjacent to the Sublease Premises, Building or Property by or at the direction of Sublessee.

         (c) For the purposes of this Sublease, the term "Hazardous Materials" shall include without limitation any petroleum product, any flammable, explosive or radioactive material, or any hazardous or toxic waste, substance or material, including without limitation substances defined as "hazardous substances," "solid waste" or toxic substances" under any applicable laws relating to hazardous or toxic materials and substances, air pollution (including noise and odors), water pollution, liquid and solid waste, pesticides, drinking water, community and employee health, environmental land use management, stormwater, sediment control, nuisances, radiation, wetlands, endangered species, environmental permitting and petroleum products, which laws may include, but not be limited to, the

Federal Insecticide, Fungicide, and Rodenticide Act, as amended; the Toxic Substance Control Act; the Clean Water Act; the National Environmental Policy Act, as Amended; the Solid Waste Disposal Act, as amended; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986; The Hazardous Material Transportation Act, as amended; the Resource Conservation and Recovery Act, as amended, the Clean Air Act, as amended; the Emergency Planning and Community Right-To-Know Act, as amended; the Occupational Safety and Health Act, as amended; comparable state laws; and all rules and regulations promulgated pursuant to such laws and ordinances.

         (d) The party seeking indemnification under this Section (the "Indemnified Party") shall provide prompt written notice of any third party claim to the party from whom indemnification is sought (the "Indemnifying Party"). The Indemnifying Party shall have the right to assume exclusive control of the defense of such claim or at the option of the Indemnifying Party, to settle the same. The Indemnified Party agrees to cooperate reasonably with the Indemnifying Party in connection with the performance of the Indemnifying Party's obligations under this Section.

         (e) Notwithstanding anything to the contrary contained in this Sublease, with respect to the indemnification provided in this Section 19, neither party hereto shall be liable to the other for any indirect, special, consequential or incidental damages (including without limitation loss of profits, loss of use or loss of goodwill) regardless of (i) the negligence (either sole or concurrent) of either party or (ii) whether either party has been informed of the possibility of such damages.

         (f) Sublessor and Sublessee hereby acknowledge receipt of the Environmental Report, referred to in Exhibit G attached hereto.

         (g) This Section 19 shall survive the expiration or termination of this Sublease.

20.      ENTIRE AGREEMENT - WAIVER - SURRENDER

         20.1 Entire Agreement. This Sublease and the Exhibits made a part hereof contain the entire and only agreement between the parties and any and all prior statements and representations, written and oral, including previous correspondence and agreements between the parties hereto, are merged herein. Sublessee acknowledges that all representations and statements upon which it relied in executing this Sublease are contained herein and that Sublessee in no way relied upon any other statements or representations, written or oral. Any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of this Sublease in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought. Nothing herein shall prevent the parties from agreeing to amend this Sublease and the Exhibits made a part hereof as long as such amendment shall be in writing and shall be duly signed by both parties.

         20.2 Waiver. The failure of either party to seek redress for violation, or to insist upon the strict performance, of any covenant or condition of this Sublease, or (in the case of Sublessor) any of the Rules and Regulations promulgated hereunder, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Sublessor of Rent with knowledge of the breach of any covenant of this Sublease shall not be deemed a waiver of such breach. The failure of Sublessor to enforce any such Rules and Regulations against Sublessee and/or any other tenant or subtenant in the Building shall not be deemed a waiver of any such Rules and Regulations. No provisions of this Sublease shall be deemed to have been waived by either party unless such waiver be in writing signed by such party. No payment by Sublessee or receipt by Sublessor of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the stipulated Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Sublessor may accept such check or payment without prejudice to Sublessor's right to recover the balance of such rent or pursue any other remedy in this Sublease provided.

         20.3 Surrender. No act or thing done by Sublessor during the Term hereby demised shall be deemed an acceptance of a surrender of the Sublease Premises, and no agreement to accept such surrender shall be valid, unless in writing signed by Sublessor. No employee of Sublessor or of Sublessor's agents shall have any power to accept the keys of the Sublease Premises prior to the termination of this Sublease. The delivery of keys to any employee of Sublessor or of Sublessor's agents shall not operate as a termination of the Sublease or a surrender of the Sublease Premises. In the event that Sublessee at any time desires to have Sublessor underlet the Sublease Premises for Sublessee's account, Sublessor or Sublessor's agents are authorized to receive the keys for such purposes without releasing Sublessee from any of the obligations under this Sublease, and Sublessee hereby relieves Sublessor of any liability for loss of or damage to any of Sublessee's effects in connection with such underletting.

21.      INABILITY TO PERFORM - EXCULPATORY CLAUSE

         Except as otherwise expressly provided in this Sublease, this Sublease and the obligations of Sublessee to pay Rent hereunder and perform all other covenants, agreements, terms, provisions and conditions hereunder on the part of Sublessee to be performed shall in no way be affected, impaired or excused because Sublessor is unable to fulfill any of its obligations under this Sublease or is unable to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make or is delayed in making any repairs, replacements, additions, alterations, improvements or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Sublessor is prevented or delayed from doing so by reason of strikes or labor troubles or any other similar or dissimilar cause whatsoever beyond Sublessor's reasonable control (excluding lack of funds), including but not limited to, governmental preemption in connection with a national emergency or by reason of any rule, order or regulation of any department of subdivision thereof or any governmental agency or by reason of the conditions of supply and demand which have been or are affected by war, hostilities or other similar or dissimilar emergency.

In each instance of inability of Sublessor to perform, Sublessor shall exercise reasonable diligence to eliminate the cause of such inability to perform.

         Sublessee shall neither assert nor seek to enforce any claim for breach of this Sublease against any of Landlord's or Sublessor's assets other than Sublessor's interest in the Lot and the Building of which the Sublease Premises are a part and in the rents, issues and profits (including without limitation net sale proceeds) thereof, and Sublessee agrees to look solely to such interest for the satisfaction of any liability of Landlord or Sublessor under this Sublease, it being specifically agreed that in no event shall Landlord or Sublessor (which terms shall include, without limitation, any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members, stockholders or other principals or representatives, disclosed or undisclosed, of Landlord, Sublessor or any managing agent) ever be personally liable for any such liability. Sublessee specifically agrees and acknowledges that neither Landlord nor Sublessor shall ever be liable for any breaches of the Sublease by Landlord or Sublessor, as the case may be, other than during the period of their respective ownership in the Building, provided any successor of Landlord or Sublessor, as the case may be, assumes all obligations of Landlord or Sublessor, as the case may be, from and after the date such successor acquires title to the Lot, Building or portion of the Building or Lot, of which the Sublease Premises are a part. In no event shall Landlord or Sublessor ever be liable for indirect, special, consequential or incidental damages (including without limitation loss of profits, loss of use or loss of goodwill).

22.      BILLS AND NOTICES

         Any notice, consent, request, bill, demand, statement or communication hereunder by either party to the other party shall be in writing and, if received at Sublessor's or Sublessee's address, shall be deemed to have been duly given when either (a) delivered or served personally, (b) three (3) days after mailed in a prepaid envelope, deposited in the United States mails or (c) one (1) day after mailed by a nationally recognized overnight delivery service, as evidenced by the records of the courier or delivery service, addressed to the respective party at its address as stated below or if any address for notices shall have been duly changed as hereinafter provided, if mailed as aforesaid to the party at such changed address. Either party may at any time change the address for such notices, consents, requests, bills, demands, statements, or communication by delivering or mailing, as aforesaid, to the other party a notice stating the change and setting forth the changed address, provided such changed address is within the United States.

         Notices for purposes of the Sublease shall be as follows:

         If to SUBLESSOR:
         Mr. William J. Gasper
         Associate Vice President for Business Affairs
         Boston University Medical Campus
         Office of Financial and Business Affairs
         715 Albany Street
         Boston, MA  02118
         with a copy to:
         Todd L. Klipp
         Vice President and General Counsel
         Boston University - Office of the General Counsel
         125 Bay State Road
         Boston, MA 02215

         If to SUBLESSEE:
         PRIOR TO TERM COMMENCEMENT DATE:
         James G. Stewart                     David B. Marino
         Chief Financial Officer              Executive Vice President
         Vice President, Administration       The Irving Hughes Group, Inc.
         CN Biosciences, Inc.                 501 West Broadway Suite 2020
         10394 Pacific Center Court           San Diego, CA  92101
         San Diego, CA  92121

         With a copy to:
         Peter H. Jakes, Esquire
         Wilkie Farr & Gallagher
         787 7th Avenue
         New York, NY  10019






         IF AFTER TERM COMMENCEMENT DATE:
         James G. Stewart                     Calbiochem-Novabiochem Corporation
         Chief Financial Officer              c/o Oncogene Research Products
         Vice President, Administration       650 Albany Street
         CN Biosciences, Inc.                 Boston, MA  02118
         10394 Pacific Center Court           Attention:  General Manager
         San Diego, CA  92121

         With a copy to:
         Peter H. Jakes, Esquire
         Wilkie Farr & Gallagher
         787 7th Avenue
         New York, NY  10019

         All bills and statements for reimbursement or other payments or charges due from Sublessee to Sublessor hereunder shall be due and payable in full thirty (30) days, unless herein otherwise provided, after submission thereof by Sublessor to Sublessee. Sublessee's failure to make timely payment of any amounts indicated by such bills and statements, whether for work done by Sublessor at Sublessee's request, reimbursement provided for by this Sublease or for any other sums properly owing by Sublessee to Sublessor, shall be treated as default in the payment of Rent, in which event Sublessor shall have all rights and remedies provided in this Sublease for nonpayment of Rent.

         Sublessee hereby covenants that, prior to the filing of any suit for an alleged default by Sublessor hereunder, it shall give Landlord, Sublessor and all mortgagees whom Sublessee has been notified in writing by Sublessor to hold mortgages or deed of trust liens on the Property, Building or Sublease Premises notice. Sublessee hereby covenants that Sublessor shall have thirty (30) days after the receipt of such notice to cure any alleged default.


23.      PARTIES BOUND - SEIZIN OF TITLE

         The covenants, agreements, terms, provisions and conditions of this Sublease shall bind and benefit the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party hereto is named or referred to, except that no violation of the provisions of this Article shall not be construed as modifying the conditions of limitation contained in
Article 15 hereof.

24.      SUBLESSEE EFFORTS REGARDING MINORITY PARTICIPATION

         Sublessee shall comply with applicable federal, state and municipal laws including without limitation all requirements of the First Source Agreement, a copy of which is attached hereto as Exhibit H, as they pertain to Sublessee's use and occupancy of the Sublease Premises. In furtherance of the foregoing, to the extent required under such laws, Sublessee agrees to use reasonable efforts to cooperate with Sublessor and Landlord to hire and train minority and female workers from the residential area of the City of Boston of which the Building is a part in connection with Sublessee's activities on the Sublease Premises. Sublessee further agrees, to the extent required under such laws, to cooperate with Sublessor and Landlord to provide opportunities for minority, female and business enterprises based in the area of the City of Boston in which the Building is located when purchasing supplies and equipment. Sublessor and Landlord agrees to assist Sublessee in maximizing opportunities for the minority, female and neighborhood resident labor forces and business communities by identifying such job candidates and businesses with which Sublessee may choose to do business. Sublessee acknowledges that it has an affirmative action policy in accordance with applicable federal, state and municipal laws and agrees that it will adhere to such policy in connection with its use of the Sublease Premises.

25.      FIRST RIGHT OF REFUSAL

         Subject to the provisions of Section 12 hereof, during the Initial Term, if Sublessor is negotiating a lease with a third party for either any remaining space on the second floor and/or any space on the third floor ("First Right of Refusal Space"), and Sublessor receives a bona fide offer from a third party ("third party offer") with respect to any portion of the

First Right of Refusal Space, Sublessor will make a proposal to Sublessee for such space on the same terms and conditions as set forth in the third party offer, provided, however, that the rights of Sublessee under this Section 25 are exercisable only (i) after the applicable Right of First Refusal Space has been initially leased by Sublessor to a third party, and (ii) if the Sublessee is not in default hereunder beyond applicable notice and cure periods at the time it exercises such right and at the time it enters into a lease for the First Right of Refusal Space. Sublessee shall have seven (7) days from the date upon which Sublessee receives such notification from Sublessor regarding the third party offer, together with a copy of such offer, to respond to the same. If Sublessee fails to respond to Sublessor within the aforesaid time, Sublessor will assume that Sublessee has no desire to lease such space and Sublessee will have waived any further rights to lease such space in which case Sublessor shall thereafter be free to lease such space on any terms and conditions Sublessor elects whether to the individual or entity named in the third party offer or to any other individual or entity without any obligation to reoffer the First Right of Refusal Space to Sublessee except as set forth in the next succeeding sentence. If, however, at a later time or times during the Initial Term any portion of the First Right of Refusal Space again becomes available or vacant and Sublessor receives a bona fide offer from a third party (a "new third party offer"), Sublessor shall again make a proposal to Sublessee for such space on the same terms and conditions as set forth in any new third party offer. Sublessee shall have seven (7) days from the date upon which Sublessee receives such notification from Sublessor regarding the new third party offer, together with a copy of such offer, to respond to the same. If Sublessee fails to respond to Sublessor within the aforesaid time, Sublessor will assume that Sublessee has no desire to lease such space and Sublessee will have waived any further rights to lease such space in which case Sublessor shall thereafter be free to lease such space on any terms and conditions Sublessor elects whether to the individual or entity named in the new third party offer or to any other individual or entity without any obligation to reoffer the First Right of Refusal Space to Sublessee except as set forth herein. If Sublessee elects to lease such space, within thirty (30) days after having received Sublessor's proposal, Sublessor and Sublessee will enter into an amendment to this Sublease to incorporate such space into the Sublease on the same terms and conditions set forth in Sublessor's proposal.

26.      MISCELLANEOUS

         26.1 Separability. If any provision of this Sublease or portion of such provision or the application thereof to any person or circumstance is for any reason held invalid or unenforceable, the remainder of the Sublease (or the remainder of such provision) and the application thereof to other persons or circumstances shall not be affected thereby.

         26.2 Captions. The captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Sublease nor the intent of any provisions thereof

         26.3 Broker. Each party represents and warrants that it has not directly or indirectly dealt, with respect to the subleasing of space in the Building, with any broker or had its attention called to the Sublease Premises or other space to let in the Building, by any broker other than The Irving Hughes Group, Inc. (contracting with Avalon Partners as local licensed co-broker in the Commonwealth of Massachusetts) and Thompson Doyle & Co., Inc. (the "Brokers"). The Brokers shall be paid by Sublessor under separate agreements for services rendered in connection with this Sublease. Each party agrees to exonerate and save harmless and indemnify the other against any claims for a commission by any other broker, person or firm, with whom such party has dealt in connection with the execution and delivery of this Sublease or out of negotiations between Sublessor and Sublessee with respect to the subleasing of other space in the Building other than the Brokers.

         26.4 Governing Law. This Sublease is made pursuant to, and shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts.

         26.5 Time of the Essence. With respect to all time periods or dates set forth herein, including without limitation, those set forth in Article 3 hereof, time shall be of the essence.

         26.6 Notice of Sublease. Neither party shall record this Sublease in the Registry of Deeds or Registry District, provided however that either party shall at the request of the other, execute and deliver a recordable Notice of this Sublease in the form prescribed by Chapter 183, Section 4 of the Massachusetts General Laws.

         26.7 Relationship between Sublessor and Sublessee. Intentionally omitted.

         26.8 Transfer. Sublessor shall have the right to transfer and assign, in whole or in part, all of its rights and obligations hereunder and in the Building and Property referred to herein, and in such event and upon such transfer to and assumption by such transferee, Sublessor shall be released from any further obligations hereunder, and Sublessee agrees to look solely to such successor in interest of Sublessor for the performance of such obligations. Notwithstanding anything contained herein to the contrary, prior to the Term Commencement Date Sublessor shall not assign its rights and/or delegate its duties under this Sublease, other than to affiliates or in connection with any financing in connection with the Building.

         26.9 Financial Capability. Sublessee acknowledges that the financial capability of Sublessee to perform its obligations hereunder and the financial capability of Guarantor to perform its obligation under the Guaranty are material to Sublessor and that Sublessor would not enter into this Sublease but for its belief, based on its review of Sublessee's and Guarantor's financial statements, that Sublessee and Guarantor are capable of performing such financial obligations. Sublessee and Guarantor hereby represent, warrant and certify to Sublessor that the financial statements previously furnished to Sublessor were at the time given true and correct in all respects and that there have been no material adverse subsequent changes thereto as of the date of this Sublease.

         26.10 Notice to Mortgagee. Intentionally omitted.

         26.11 Attorneys' Fees. In the event that Sublessor should institute any suit against Sublessee for violation of or to enforce any of the covenants or conditions of this Sublease, or should Sublessee institute any suit against Sublessor for violation of any of the covenants or conditions of this Sublease, or should either party intervene in any suit in which the other is a party to enforce or protect its interest or rights hereunder, the prevailing party in any such suit shall be entitled to all of its reasonable costs and expenses and reasonable fees of its attorney(s) (if and to the extent permitted by law) in connection therewith.

         26.12 Subordination, Non-Disturbance and Attornment Agreement. Sublessor shall obtain and deliver or shall cause Landlord to obtain and deliver to Sublessee, at Sublessor's sole cost and expense, a subordination, non-disturbance and attornment agreement in commercially reasonable form from time to time from those lenders or lessors having a mortgage, lien or leasehold interest superior to this Sublease. Sublessee agrees to enter into any commercially reasonable subordination, non-disturbance and attornment agreement with a third-party lender which may be required by Landlord, Sublessor and any third-party mortgagees or lien holders requesting the execution of such documents within fifteen (15) days of any such request.

         IN WITNESS WHEREOF, Sublessor and Sublessee have caused this instrument to be executed under seal, all as of the day and year first above written.


                                     SUBLESSOR:

                                     TRUSTEES OF BOSTON UNIVERSITY


                                     By: /s/ WILLIAM J. GASPER
                                        ----------------------------------------
                                        William J. Gasper, Assistant Treasurer

                                     SUBLESSEE:

                                     CALBIOCHEM-NOVABIOCHEM CORPORATION


                                     By: /s/ JAMES G. STEWART
                                        ----------------------------------------

                                                                  Execution Copy

                                    EXHIBIT A

                          LEGAL DESCRIPTION OF THE LOT


         Parcel "C" as shown on that plan entitled "Mortgage and Subdivision Plan for University Associates in Boston, Mass. (South End District)" prepared by Bryant Associates, Inc., scale 1" = 40', dated December, 1991 and recorded with Suffolk County Registry of Deeds in Book 17190, Page 336; See Lot C on attached Plan.

     [MAP OF PARCEL "C" AS RECORDED WITH SUFFOLK COUNTY REGISTRY OF DEEDS]

                                                                  Execution Copy


                                   EXHIBIT A-2

                              PARKING FACILITY MAP

                           [MAP OF PARKING FACILITY]

                                                                  Execution Copy

                                    EXHIBIT B

                              GROUND FLOOR PREMISES


The parties hereby agree to insert a final plan after the completion of the Sublease Improvements and Base Building Work. Attached is a preliminary plan.

               [MAP OF PRELIMINARY PLAN FOR GROUND FLOOR PREMISES]

                                                                  Execution Copy


                                    EXHIBIT C

                              SECOND FLOOR PREMISES


The parties hereby agree to insert a final plan after the completion of the Sublease Improvements and Base Building Work. Attached is a preliminary plan.

              [MAP OF PRELIMINARY PLAN FOR SECOND FLOOR PREMISES]

                                                                  Execution Copy


                                    EXHIBIT D

                        GUARANTY OF AGREEMENT OF SUBLEASE


Sublessor:                 Trustees of Boston University
                           715 Albany Street
                           Boston, MA 02118
                           Attention: Mr. William J. Gasper

Sublessee:                 Calbiochem-Novabiochem Corporation
                           a California corporation
                           650 Albany Street
                           Boston, MA  02118
                           Attention:  General Manager


Sublease Premises:         Approximately 28,446 rentable square feet located on
                           the ground and second floors of  the building (the
                           "Building") to be located at 650 Albany Street, Boston, MA 02118

Date of Sublease:          July    , 1998

Sublease:                  Agreement of Sublease by and between Sublessor and
                           Sublessee relating to Sublease Premises

Guarantor:                 CN Biosciences, Inc.
                           a Delaware corporation
                           10394 Pacific Center Court
                           San Diego, CA  92121
                           Attention: James G. Stewart, Chief Financial Officer

Guarantor's
Tax I.D. Number:

Date of Guaranty:          July    , 1998

Sublessee wishes to enter into that certain Sublease with Sublessor. Sublessor is unwilling to enter into the Sublease unless Guarantor assures Sublessor of the full performance of Sublessee's obligations under the Sublease. Guarantor is willing to do so on the terms set forth herein.

Accordingly, in order to induce Sublessor to enter into the Sublease with Sublessee, and for good and valuable consideration, receipt and adequacy of which are acknowledged by Guarantor:

1. Guarantor unconditionally guarantees to Sublessor, and the successors and assigns of Sublessor, Sublessee's full and punctual performance of its obligations under the Sublease, including without limitation the payment of Yearly Fixed Rent, Additional Rent and other charges due under the Sublease. Except as provided in the next sentence, Guarantor waives presentment for payment, demand for payment, notice of nonpayment or dishonor and protest and notice of protest. If Sublessee defaults in the performance of any of its obligations under the Sublease (and such default becomes an Event of Default under the Sublease), upon Sublessor's demand, Guarantor will perform such obligations.

2. Any act of Sublessor, or the successors or assigns of Sublessor, consisting of a waiver of any of the terms or conditions of the Sublease, or the giving of any consent to any matter related to or thing relating to the Sublease, or the granting of any indulgences or extensions of time to Sublessee, may be done without notice to Guarantor and without affecting the obligations of Guarantor under this Guaranty.

3. The obligations of Guarantor under this Guaranty will not be affected by Sublessor's receipt, application, or release of security given for the performance of Sublessee's obligations under the Sublease, nor by any modification of the Sublease that does not materially increase Guarantor's obligations under this Guaranty.

4.       The liability of Guarantor under this Guaranty will not be affected by:

         a. the release or discharge of Sublessee from its obligations under the Sublease in any creditors' receivership, bankruptcy, or other comparable proceedings, or the commencement or pendency of any such proceedings;

         b. the impairment, limitation, or modification of the liability of Sublessee or the estate of Sublessee in bankruptcy, or of any remedy for the enforcement of Sublessee's liability under the Sublease, resulting from the operation of any present or future bankruptcy code or other comparable statute, or from the decision in any court;

         c. the rejection or disaffirmance of the Sublease in any such proceedings;

         d. the assignment or transfer of the Sublease or sublease of all or part of the Sublease Premises described in the Sublease by Sublessee;

         e.       any disability or other defense of Sublessee; or

         f. the cessation from any cause whatsoever of the liability of Sublessee under the Sublease.

5. Until all of Sublessee' s obligations under the Sublease are fully performed, Guarantor:

         a. waives any right of subrogation against Sublessee by reason of any payments or acts of performance by Guarantor, in compliance with the obligations of Guarantor under this Guaranty;

         b. waives any other right that Guarantor may have against Sublessee by reason of any one or more payments or acts in compliance with the obligations of Guarantor under this Guaranty; and

         c. subordinates any liability or indebtedness of Sublessee held by Guarantor to the obligations including without limitation indemnities of Sublessee to Sublessor under the Sublease.

6. This Guaranty will apply to the Sublease, any extension or renewal of the Sublease as expressly set forth therein, any obligations, indemnities and representations made by Sublessee in the Sublease which survive the Term of the Sublease and any holdover term following the Term of the Sublease. The Guarantor's obligation hereunder shall thereafter be automatically discharged upon full performance of all of Sublessee's obligations, indemnities and representation under the Sublease.

7. This Guaranty may not be changed, modified, discharged, or terminated orally or in any manner other than by an agreement in writing signed by Guarantor and Sublessor.

8. Guarantor is primarily obligated under the Sublease. Sublessor may, at its option, proceed against Guarantor without proceeding against Sublessee or anyone else obligated under the Sublease or against any security for any of Sublessee's or Guarantor's obligations.

9. If at any time payment of any rent or other amounts made by Sublessee under the Sublease is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of Sublessee, the obligations of Guarantor with respect to such payment shall be reinstated at such time as though such payment had never been made.

10. Guarantor will pay on demand the reasonable attorneys' fees and costs incurred by Sublessor, or its successors and assigns, in connection with the enforcement of this Guaranty.

11. Guarantor is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware and is duly and legally qualified to do business as a corporation and has powers adequate for the execution, delivery and performance of its obligations under the Guaranty and for carrying on the business conducted by it. Guarantor has taken all necessary corporate action required to make the Guaranty the legal, valid and binding obligations they purport to be. This Guaranty has been duly executed and delivered by or on behalf of the Guarantor pursuant to authority legally adequate therefor, and the Guaranty is in full force and effect and is a legal, valid and binding obligation of the Guarantor and, subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally, and general equitable principles, is enforceable against Guarantor in accordance with its terms.

12. This Guaranty shall bind the successors and assigns of Guarantor and this Guaranty shall inure to the benefit of Sublessor, and its successors and assigns.

13. TO THE FULLEST EXTENT PERMITTED BY LAW, GUARANTOR WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION RELATED TO THIS GUARANTY.

14. Any notice, consent, request, bill, demand, statement or communication hereunder by either party to the other party shall be in writing and, if received at Sublessor's or Guarantor's address, shall be deemed to have been duly given when either (a) delivered or served personally,
         (b) three (3) days after mailed in a prepaid envelope, deposited in the United States mails or (c) one (1) day after mailed by a nationally recognized overnight delivery service, as evidenced by the records of the courier or delivery service, addressed to the respective party at its address as stated below or if any address for notices shall have been duly changed as hereinafter provided, if mailed as aforesaid to the party at such changed address. Either party may at any time change the address for such notices, consents, requests, bills, demands, statements, or communication by delivering or mailing, as aforesaid, to the other party a notice stating the change and setting forth the changed address, provided such changed address is within the United States.

         Notices for purposes of this Guaranty shall be as follows:

                  If to Sublessor:

                  Mr. William J. Gasper
                  Associate Vice President for Business Affairs
                  Boston University Medical Campus
                  Office of Financial and Business Affairs
                  715 Albany Street
                  Boston, MA  02118

                  with a copy to:

                  Todd L. Klipp
                  Vice President and General Counsel
                  Boston University - Office of the General Counsel 125 Bay State Road
                  Boston, MA 02215

                  If to Guarantor:

                  CN Biosciences, Inc.
                  10394 Pacific Center Court
                  San Diego, CA  92121
                  Attention: James G. Stewart, Chief Financial Officer

                  with a copy to:

                  Peter H. Jakes, Esquire
                  Wilkie Farr & Gallagher
                  787 7th Avenue
                  New York, NY  10019

         Either Sublessor or Guarantor may add additional addresses or change its address for purposes of receipt of any such communication by giving prior written notice of such change to the other party in the manner prescribed above.

15. As the Sublease Premises are located in Boston, Massachusetts, Guarantor agrees that its address for service of process is the address of the Sublease Premises or alternatively, with the Secretary of State of the Commonwealth of Massachusetts. In any cause of action arising out of or in connection with the Sublease Premises and the terms of the Sublease and this Guaranty, Guarantor hereby submits itself to the jurisdiction of any state or federal court in Massachusetts and agrees that any such cause of action shall be governed by the laws of the Commonwealth of Massachusetts and further agrees that any such cause of action prosecuted by Guarantor shall only be brought in state or federal courts in Massachusetts. The Sublease, this Guaranty and the rights and obligations of the parties hereto shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts.


Guarantor has executed this Guaranty under seal as of the day and year first above written.


                                      GUARANTOR:

                                      CN BIOSCIENCES, INC.


Witness: ________________________     By:______________________________
                                      Its:_____________________________
Print Name:______________________     Print Name:______________________
                                      Hereunto duly authorized

                                    EXHIBIT E

                   CONFIRMATION OF TERM COMMENCEMENT DATE AND
                             RENTABLE SQUARE FOOTAGE


         Reference is made to that certain Agreement of Sublease dated July ___, 1998 (the "Sublease") by and between CALBIOCHEM - NOVABIOCHEM CORPORATION, a California corporation (the "Sublessee") and the TRUSTEES OF BOSTON UNIVERSITY, a Massachusetts non-profit educational corporation (the "Sublessor"), for certain space in the Building located at 650 Albany Street, Boston, Massachusetts 02118 (the "Sublease Premises").

         In accordance with the terms and provisions of the above-referenced Sublease, Sublessee and Sublessor hereby confirm the following:

         1. The Term Commencement Date of the Sublease is ___________ ____,
            1998.

         2. A. The rentable square footage of the Sublease Premises is _______ square feet.

            B. The rentable square footage of the Main Premises is ________
               square feet.

            C. The rentable square footage of the Building is ________ square feet.


         Agreed and Accepted:

         CALBIOCHEM - NOVABIOCHEM CORPORATION

         By:______________________________

         Title:___________________________

         Date:____________________________


         TRUSTEES OF BOSTON UNIVERSITY

         By:______________________________

         Title:___________________________

         Date:____________________________

                                    EXHIBIT F

                         TURN-KEY WORK LETTER AGREEMENT

         This Exhibit is attached to and made a part of the Agreement of Sublease dated July __, 1998 (the "Sublease"), by and between the Trustees of Boston University ("Sublessor"), and Calbiochem-Novabiochem
Corporation("Sublessee") for space in the Building to be located at 650 Albany Street.

         1. Sublessor shall perform improvements to the Sublease Premises in accordance with the Complete Plans prepared by Sublessee and mutually approved by Sublessor and Sublessee in accordance with the terms of Section 3.1 of the Sublease (collectively referred to as the "Plans"). The improvements to be performed by Sublessor in accordance with the Plans are hereinafter referred to as the "Sublease Improvements." Except as specified on the Plans to the contrary, the Sublease Improvements shall be performed using Building Standard materials and Building Standard amounts and quantities of materials. Sublessee shall work with Sublessor in good faith to select colors of carpet, paint, wood stain and other items of finishes that are not specifically described on the space plans prepared by Sublessee. Sublessor shall enter into a direct contract for the Sublease Improvements with a general contractor selected by Sublessor pursuant to Section 3.1 of the Sublease.

         2. If, after the Plans have been approved by both Sublessor and Sublessee, Sublessee shall request any revisions to the Plans, Sublessee shall have such revisions prepared at Sublessee's sole cost and expense (subject to reimbursement out of Tenant Allowance). After completion of the revisions and Sublessor's receipt of the revised Plans, Sublessor shall notify Sublessee in writing of the increased cost in the Sublease Improvements, if any, resulting from such revisions to the Plans. Sublessee shall, within five (5) business days, notify Sublessor in writing whether it desires to proceed with such revisions. In the absence of such written authorization, Sublessor shall have the option to continue work on the Sublease Premises disregarding the requested revision. Sublessee shall be responsible for any actual Delay in completion of the Sublease Premises resulting from any revision to the Plans that is requested by Sublessee. In the event such revisions result in an increase in the cost of Sublease Improvements, such increased costs shall be payable by Sublessee within thirty (30) days after Sublessee's receipt of evidence of such costs (to the extent the Tenant Allowance is exhausted). Notwithstanding anything herein to the contrary, all revisions to the Plans shall be subject to the approval of Sublessor. Approval shall have the same meaning as set forth in Section 3.1A of the Lease.

         3. In addition to the Sublease Improvements, Sublessor shall be responsible for performing the Base Building Work as described in Exhibit F-2 including, without limitation, all Common Areas serving the Sublease Premises. All Base Building Work and all costs, fees and expenses relating thereto shall be performed at Sublessor's sole cost and expense and will not be funded out of the Tenant Allowance. Notwithstanding the foregoing, Sublessor shall have the right to change the plans and specifications for the Base Building Work from time to time, provided that such changes shall not, in Sublessor's reasonable judgment, reduce the overall good quality of the Base Building Work and provided that the Building shall be a first-class building of architectural integrity similar to the adjacent existing building in the BioSquare Project.

         4. Notwithstanding anything herein to the contrary, it is agreed that Sublessor shall be responsible for performing the Sublease Improvements and Base Building Work in compliance with all Laws governing construction of the Sublease Improvements and Base Building area (including without limitation, applicable building codes and applicable provisions of the Americans With Disabilities
Act).

         5. This Exhibit F shall not be deemed applicable to any additional space added to the original Sublease Premises at any time or from time to time, whether by any options under the Sublease or otherwise, or to any portion of the original Sublease Premises or any additions to the Sublease Premises in the event of a renewal or extension of the Original Term of this Sublease, whether by any options under the Sublease or otherwise, unless expressly so provided in the Sublease or any amendment or supplement to the Sublease.

         6. Sublessor, at its sole cost and expense, shall perform the Base Building Work. All of the Sublease Improvements shall be paid for from the Tenant Allowance, it being understood and agreed by Sublessee that all costs for the Sublease Improvements in excess of the Tenant Allowance shall be reimbursed by Sublessee within thirty (30)days after receipt of an invoice from Sublessor evidencing that such costs were incurred. If Sublessee fails to pay said invoice, Sublessor, in addition to exercising all other rights and remedies set forth in the Sublease and Guaranty, may discontinue construction of the Sublease Improvements and at its election, terminate the Sublease. If the cost of the Sublease Improvements and the other Approved Sublessee Costs are less than the Tenant Allowance, any excess Tenant Allowance shall be applied by Sublessor pursuant to the terms of Section 3 of the Sublease.

         7. Sublessor shall, as part of the Base Building Work, install an emergency generator in or adjacent to the Building and shall, at all times, allow Sublessee the use of such emergency generator in an amount equal to Sublessee's Proportionate Share. Sublessor shall deduct from the Tenant Allowance Sublessee's Proportionate Share of Landlord's actual out-of-pocket costs of installing and constructing the emergency generator. Sublessor shall charge to Sublessee, as additional rent, during the Term of the Sublease, Sublessee's Proportionate Share of those charges for the Sublessor's actual out-of-pocket costs for the maintenance, repair and replacement of the emergency generator and use of such emergency generator. Any invoices rendered by Sublessor to Sublessee for the emergency generator shall be paid by Sublessee within thirty (30) days after receipt of an invoice.

         8. If Sublessor determines that additions or upgrades are required to the Base Building Work in order to accommodate any Sublease Improvements and (i) the Sublease Improvement item would be cheaper to install concurrently with Base Building Work, and (ii) Sublessee has complied with the provisions of Section
3.1 of the Sublease, Sublessee shall pay the actual cost thereof (which cost may be deducted from the Tenant Allowance) and Sublessor shall make such addition or upgrades concurrently with the Base Building

Work, it being understood and agreed that Sublessor shall have no obligation to make any Sublease Improvement which it does not approve. Sublessor shall have no such obligation to accommodate any Sublessee Improvement if such improvement will delay the construction of the Base Building Work or Sublease Improvements, adversely affect the safety or structural integrity of the Building or otherwise compromise the Building.

         9. Sublessor shall select contractors and subcontractors for the Sublease Improvements pursuant to Section 3.1 of the Sublease and based on quality, cost and availability subject to Sublessee's reasonable approval. Without limiting the foregoing, Sublessee may reasonably disapprove Sublessor's selection of subcontractors if the cost of the selected subcontractor is greater than 8% of the cost of the lowest bid.

         10. Sublessee reserves the right to retain its own space planner and interior architect, the identify of which shall be approved by Sublessor in accordance with Section 3.1A of Sublease. The cost of Sublessee's space planner and architect shall be paid for from the Tenant Allowance (after the cost of all Sublease Improvements has been deducted from the Tenant Allowance) or by Sublessee if the Tenant Allowance has been exhausted.

         11. For purposes of this Work Letter, the Sublessor's Representative shall be:

                  Richard J. Towle
                  Vice President of Administrative Affairs
                  Boston University
                  25 Buick Street
                  Boston, MA  02215
                  Tel: (617) 353-6500
                  Fax: (617) 353-4467

                  For purposes of this Work Letter, the Sublessee's Representatives shall be:

                  James G. Stewart
                  Chief Financial Officer
                  Vice President, Administration
                  CN Biosciences, Inc.
                  10394 Pacific Center Court
                  San Diego, CA  92121
                  Tel: (619) 450-5589
                  Fax: (619) 450-5522

         Such representatives may be changed from time to time upon written notice to the other in accordance with the notice provisions of the Sublease. Accordingly, all decisions, approvals and submissions required of Sublessor and Sublessee by this Work Letter Agreement and the Sublease for purposes of the construction of the Sublease Improvements shall mean the approval of the Sublessor Representative and Sublessee Representative as indicated herein.

                                   EXHIBIT F-1




                             INTENTIONALLY OMITTED.

                                   EXHIBIT F-2

                           BASE BUILDING WORK SCHEDULE

                                                             Revised May 6, 1998
                                                             Page 1 of 7

                           BIOSQUARE II BASE BUILDING
                                  DESCRIPTION

                                 DESCRIPTION                    BASE BUILDING OR
                                                                     TENANT
Building Design   Brick and pre-cast articulated with glass           Base
                  consistent with BioSquare CABRI.

Structural        "Floor slabs capable of supporting total            Base
                  superimposed load of 125 PSF, which includes
                  live load of 100 PSF and laboratory equipment
                  of 25 PSF".

                  Floor loading upgrades for specific tenant needs    Tenant

                  Typical floor to floor height is 13' - 6 5/8".      Base

                  Penthouse is designed for a uniform live load of    Base
                  250 PSF in order to place mechanical equipment
                  at any location.

                  Future structural modifications for tenant          Tenant
                  equipment.

Base Building     Finished first floor building lobby and egress      Base
Common Areas:     corridors. Finishes will include
                  stone/tile/terrazzo/carpet flooring, wood or tile
                  wall accents, drywall and suspended ceilings
                  and appropriate accent lighting.

                  Finished toilet rooms, janitor closets, telephone   Base
                  and electric closets, and egress stairways.

                  Bathroom finishes tile floors, wainscott. Tile      Base
                  walls to minimum 36" Above Finish Floor;
                  porcelain; fixtures, mirrors, standard HCP equip.,
                  gyp board walls above.

                  Finished loading area with one truck bay            Base
                  equipped with leveler.

                  Finished Basement main electrical service room,     Base
                  water and gas service entry and fire pump
                  rooms.

                                                            Revised May 6, 1998
                                                            Page 2 of 7


                   Finished Basement main electrical service room,        Base
                   water and gas service entry and fire pump rooms.

                   Supplemental or specialized mechanical equipment       Tenant

                   Laboratory waste sampling pit and waste lines in       Base
                   basement.

                   Laboratory waste neutralization equipment,             Base
                   pumps and piping in basement. Laboratory
                   Waste and Vent Risers (two (2) locations
                   per floor) capped-off at each floor

Conveyance         Two (2) passenger elevators with 3,500 pound           Base
                   capacity and high quality cab finishes.

                   One (1) shared service/passenger elevator with         Base
                   5,000 pound Capacity and durable cab finish.

Tenant Areas       Insulated and unpainted drywall inside face of         Base
                   exterior wall, with vapor barrier and sills.

                   Partitions, ceilings, flooring, painting, other        Tenant
                   finishes, doors, millwork and all office,
                   laboratory, and animal suite buildout within
                   tenant premises.

Window Treatment   Building standard blinds on all windows.               Tenant

HVAC               HVAC system will generally be an "all-air              Base
                   constant volume (occupied/unoccupied)" system
                   with base building capacities designed to
                   satisfy requirements for office and laboratory
                   space. For Laboratory Areas, system will be capable
                   of delivering 13 air changes per hour and for
                   Office areas the system will be capable of
                   cooling 4.0 watts/sq. ft. (lighting and appliance)
                   plus people and building skin heat gains.

                   Refrigeration Plant with capacity to cool 30%           Base
                   office and 70% laboratory based on net floor
                   area.

                                                             Revised May 6, 1998
                                                             Page 3 of 7


               Supplementary Condenser water system to cool               Base
               areas beyond Base Building system. Capped and
               valved outlets at each floor.

               Air handling equipment in floor mechanical rooms           Base
               (two (2) per floor) sized similar to refrigeration
               plant.

               Water cooled air conditioning equipment to                 Tenant
               supplement the base building and extension of
               supplementary condenser water piping on each
               floor from capped outlets on each floor to water
               cooled equipment.

               Ductwork, terminal boxes, and controls for HVAC            Base
               in lobby spaces and core areas, including toilet
               exhaust system.

               Medium pressure capped-off at mechanical room              Base
               wall and manifolded laboratory/fume hood exhaust
               ductwork capped-off at shaft wall (two (2) points
               per floor).

               Extension from perimeter of HVAC unit rooms of            Tenant
               medium pressure supply ductwork, low pressure
               ductwork and manifolded exhaust ductwork.

               All-air Constant Volume (occupied/unoccupied)             Tenant
               terminal boxes with hot water coil within tenant
               space.

               Diffusers within tenant space.                            Tenant

               Central computerized energy management system for         Base
               base building equipment.

               Temperature controls within tenant space, and             Tenant
               links to energy management system.

               Metering of Chilled water and hot water usage for         Tenant
               tenant area.

                                                             Revised May 6, 1998
                                                             Page 4 of 7



               Manifold laboratory/fume hood exhausts,      Base
               (two (2) locations per floor), capped
               off at shaft (maximum 24 fume hoods at
               1250 C.F.M. each, per floor) and
               dedicated fume hood exhaust ducts, (two
               (2) locations per floor).

               Manifold laboratory/fume hood exhausts,      Base
               (two (2) locations per floor), capped
               off at shaft (maximum 24 fume hoods at
               1250 C.F.M. each, per floor) and
               dedicated fume hood exhaust ducts, (two
               (2) locations per floor).

               Extension of manifold exhaust and            Tenant
               dedicated fume hood exhaust ductwork
               to point of use on floor.

               Exhaust fans for dedicated fume hood         Tenant
               exhaust ducts.

Gas            Gas service to building.                     Base

Plumbing       Core toilet and janitor room fit-out.        Base

               Back-flow protection at building             Base
               service entrance.

               Dedicated cold water riser provided          Base
               at one location to 8th floor
               (designed for 60 PSI) with valved
               and capped outlets on each floor.

               Tenant metering, submetering, and            Tenant
               backflow prevention at laboratory
               connections.

               Waste and vent risers at one location        Base
               on each floor for tie-ins from domestic
               (potable) use.

               Installation of Tenant's non-potable         Tenant
               systems in tenant area.

               Distribution of domestic cold water          Tenant
               from base building risers.

               Production and distribution of hot           Tenant
               water for tenant use.

                                                             Revised May 6, 1998
                                                             Page 5 of 7


               Kitchen, cafeteria, and specialized tenant             Tenant
               plumbing.

               Laboratory waste neutralization equipment,             Base
               pumps and piping above first floor. Laboratory
               Waste and Vent Risers (two (2) locations per floor) capped-off at each floor.

               Manifolds, piping, and other requirements for          Tenant
               laboratory gases, compressed air, vacuum systems, steam and humified air in tenant area.

Electrical     Electric Service from Boston Edison.                   Base

               Building electrical service to provide 480/277         Base
               V, 3PH, 4 wire service.

               Bus duct riser through electrical rooms at each        Base
               floor.

               Up to 12.5 watts/SF available for Tenant               Base
               lighting, receptacles and equipment.

               Additional capacity available at transformer,          Tenant
               distributed at Tenant expense.

               Service from bus duct to point-of-use including        Tenant
               metering/check metering.

               Tenant fit-up of panels, transformers,                 Tenant
               receptacles and lighting in tenant area.

               Light fixtures in tenant area to be building-          Tenant
               standard lay-in parabolic fluorescent troffer with electronic ballast and energy saving lamps.

               Lighting and receptacles serving core areas.           Base

               Emergency Power from a diesel driven                   Base
               emergency generator for life safety system and emergency lighting. Generator power terminates at one point per floor.

                                                             Revised May 6, 1998
                                                             Page 6 of 7


                    Emergency Power from a separate diesel driven     Base
                    emergency generator sized to provide
                    emergency power for tenant usage based on 45
                    KW per floor. Generator power terminates at one point per floor. Access to emergency power is not included in the base rent and a separate usage charge would apply.

Fire Protection     Sprinkler service entrance including fire         Base
                    department connections, alarm valve flow protection, and standpipe in each stair.

                    Fire hose cabinets (if required).                 Base

                    Core and stair area sprinkler heads and piping.   Base

                    Flow control valve station in stair at each       Base
                    floor.

                    Typical floor loop for shell space. No run outs   Base
                    or sprinkler heads.

                    Revisions to the floor loop resulting from        Tenant
                    tenant improvements, including run-outs, drops, and heads.

                    Special extinguishing systems.                    Tenant

Fire Alarm          Base building fire alarm system.                  Base

                    Detection and annunciation devices in core        Base
                    areas and stair entries.

                    Wiring and devices within Tenant areas.           Tenant

Telephone           Telephone riser closet and cable sleeves          Base
                    through floors.

                    Telephone and data wiring, conduits and           Tenant
                    outlets for Tenant areas.

                    Audio-visual connections and systems for          Tenant
                    Tenant areas.

                                                             Revised May 6, 1998
                                                             Page 7 of 7

Security               Park wide security network system for        Base
                       fire alarm and access control.

                       Card access at Building entries and          Base
                       within elevators.

                       Card access and/or alarm systems into        Tenant
                       or within Tenant's premises and tie-in
                       to BioSquare security network
                       (if requested).

                       Lobby security desk with CCTV monitors,      Base
                       loading dock controls.

Roof Improvements      Building lighting protection.                Base

Signage                Building and site exterior address,          Base
                       directional, and any common identity
                       signage to BioSquare standards.

                       Building standard common area interior       Base
                       signage.

                       Exterior corporate identity sign             Tenant
                       consistent with the lease terms.

                       Signage within tenant's space.               Tenant

Roofing                EPDM system with rubber walking pads         Base
                       to all base building mechanical
                       equipment.

                       Screen wall at roof to establish visual      Base
                       and noise shield around base building
                       and base allocation of tenant rooftop
                       mechanical equipment.

                       Incremental cost to expand screen wall       Tenant
                       for additional specialized tenant
                       equipment.

Site Improvements      Perimeter sidewalks, street curbs,           Base
                       street tress, street lights and
                       furniture in accordance with BioSquare
                       design guidelines.

                                    EXHIBIT G

                              ENVIRONMENTAL REPORT


Report Prepared by Haley & Aldrich dated March 31, 1998, File Number 10666-100,
Subject: NPDES Exclusion for Construction Dewatering Proposed BioSquare II Development, 650 Albany Street, Boston, Massachusetts; and Report Prepared by Haley & Aldrich dated March 20, 1998, File Number 10666-100, Subject:
Preliminary Soil Pre-characterization, University Associates BioSquare II, Boston, Massachusetts (collectively, the "Environmental Report"). Sublessor and Sublessee hereby acknowledge that they each have a copy of the Environmental Report and that the Environmental Report will not be attached hereto.

                                    EXHIBIT H

                             FIRST SOURCE AGREEMENT


Cooperation Agreement for Planned Development Area No. 41, South End Technology Square dated September 26, 1991 by and between the Boston Redevelopment Authority and University Associates Limited Partnership and Memorandum of Understanding dated May 20, 1992 by and between the City of Boston and University Associates Limited Partnership (collectively, the "First Source Agreement"). Sublessor and Sublessee hereby acknowledge receipt of said First Source Agreement and acknowledge that a full copy of this First Source Agreement will not be attached hereto.